UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

BabyUniverse, Inc.

(Name of Registrant as Specified in Its Charter)

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Preliminary Copy

BABYUNIVERSE, INC.

1099 18th Street, Suite 1800

Denver, Colorado 80202

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

TO BE EFFECTIVE                     , 2007

To our Shareholders:

This Notice and the accompanying Information Statement are being furnished to the shareholders of BabyUniverse, Inc., a Florida corporation (the “Company,” “we” or “us”), in connection with action taken by the holders of at least 75% of our issued and outstanding common stock approving, by written consent dated                     , 2007, the following:

1. Changing our state of incorporation from Florida to Colorado by a merger of the Company into a newly formed, wholly owned Colorado subsidiary. This action will also change our corporate name to “The Parent Company” and increase our authorized capital stock to 100,000,000 shares;

2. Adopting our 2007 Long-Term Incentive Plan (the “2007 Incentive Plan”); and

3. Electing two Class II directors for a term of three years or until their respective successors are duly elected and qualified.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of the holders of at least 75% of our common stock satisfies any applicable shareholder voting requirements under the Florida Business Corporation Act (“FBCA”) and the Company’s articles of incorporation and bylaws, your vote or consent is not required to approve these matters.

The accompanying Information Statement is first being mailed to shareholders on                     , 2007. It is for informational purposes only and explains our corporate name change, the terms of our reincorporation merger and 2007 Incentive Plan, and the election of Class II directors. The accompanying Information Statement also serves as the notice required by Section 607.0704 of the FBCA of the taking of corporate action without a meeting by less than unanimous written consent of the Company’s shareholders.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider any matter described herein.

                    , 2007

Sincerely,

Michael J. Wagner
President and Chief Executive Officer

BOARD OF DIRECTORS’ RECOMMENDATIONS AND REQUIRED SHAREHOLDER APPROVALS	46
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	46
SHAREHOLDERS’ PROPOSALS AND NOMINATIONS FOR 2008 ANNUAL MEETING	46
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	47
WEBSITE REFERENCES	47
WHERE YOU CAN FIND MORE INFORMATION	47
MISCELLANEOUS	48

Preliminary Copy

BABYUNIVERSE, INC.

1099 18th Street, Suite 1800

Denver, Colorado 80202

INFORMATION STATEMENT

                    , 2007

We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by BabyUniverse, Inc., a Florida corporation (the “Company,” “we,” or “us”), in connection with action taken by holders of at least 75% of our issued and outstanding shares of common stock, in lieu of a meeting, approving, by written consent dated                     , 2007, the following:

•

changing our state of incorporation from Florida to Colorado by a merger of the Company into a newly formed, wholly owned subsidiary organized under the laws of the State of Colorado (the “Reincorporation Merger”), which will also change our corporate name to “The Parent Company” and increase the authorized number of shares of our capital stock to 100,000,000;

•	adopting our 2007 Long-Term Incentive Plan (the “2007 Incentive Plan”); and

•	electing Lauren Krueger and Edward Ulbrich as Class II directors for three year terms expiring in 2010 or until their respective successors are duly elected and qualified.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of the Company’s common stock entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent. This Information Statement also constitutes notice, pursuant to Section 607.0704 of the Florida Business Corporation Act (“FBCA”), of the taking of corporate action without a meeting by less than unanimous written consent of the Company’s shareholders

This Information Statement is being mailed on or about                     , 2007 to the Company’s shareholders of record as of                     , 2007 (the “Record Date”). We anticipate that the Reincorporation Merger, the 2007 Incentive Plan and the election of the Class II directors will be effective on                     , 2007, the date that is 20 calendar days after this Information Statement is first sent to our shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Voting and Vote Required

We are not seeking consent, authorizations or proxies from you. Section 607.0704 of the FBCA provides that, unless otherwise provided in the articles of incorporation, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without a vote if the action is taken by holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Our articles of incorporation permit action by shareholders without a meeting if a consent authorizing such action is signed by the holders of outstanding stock constituting the greater of (a) 75% of the voting power of all shares of each class or series entitled to vote on such action or (b) the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted.

Under our articles of incorporation, the approval of the Reincorporation Merger, the 2007 Incentive Plan and the election of Class II directors each requires the consent of the holders of outstanding stock constituting 75% of the voting power of all shares entitled to vote on such actions. The requisite shareholder approval of each of these actions was obtained on                     , 2007, by the execution of written consents adopting and approving these actions by holders of the Company’s outstanding common stock constituting approximately     % of the              shares outstanding on                     , 2007 and entitled to vote on these actions (the “Required Shareholders”).

BACKGROUND INFORMATION

On October 12, 2007, we consummated a merger transaction (the “eToys Direct Merger”) with eToys Direct, Inc. (“eToys Direct”), which resulted in a change of control of the Company. The reincorporation of the Company in Colorado and change of its name to The Parent Company are actions we are taking to improve efficiencies and better reflect the expanded nature and focus of our business following the eToys Direct Merger. A summary of our merger with eToys Direct is set forth below and is qualified in its entirety by reference to the eToys Direct Merger Agreement (as defined below), a copy of which was filed as an exhibit to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2007.

We consummated the eToys Direct Merger pursuant to that certain Agreement and Plan of Merger, dated as of March 13, 2007, by and among eToys Direct, the Company and Baby Acquisition Sub, Inc., a direct wholly owned subsidiary of the Company, as amended by that First Amendment to Agreement and Plan of Merger, dated as of September 12, 2007, and that Second Amendment to Agreement and Plan of Merger, dated as of September 20, 2007 (as so amended, the “eToys Direct Merger Agreement”). Under the terms of the eToys Direct Merger Agreement, we issued to eToys Direct’s stockholders an aggregate of 16,255,089 shares of our common stock. Immediately following the consummation of the eToys Direct Merger, the former eToys Direct stockholders owned approximately 66 2/3% of the combined company on a fully-diluted basis, and the Company shareholders and option holders immediately prior to the eToys Direct Merger owned approximately 33 1/3% of the combined company on a fully-diluted basis, in each case without taking into account the dilutive effect of outstanding options to purchase shares of eToys Direct common stock, which were automatically converted at the effective time of the eToys Direct Merger into options to purchase shares of common stock of the Company.

Effective upon consummation of the eToys Direct Merger, Michael J. Wagner, eToys Direct’s Chief Executive Officer, was appointed as our President and Chief Executive Officer. Also on October 12, 2007, Stuart Goffman, Jonathan Teaford, Curtis Gimson, Bethel Gottlieb, John Nichols and Carl Stork resigned from our board of directors effective shortly before the consummation of the eToys Direct Merger, and Mr. Wagner, Lauren Krueger, John Schaefer, Edward Ulbrich, Pam Abrams and Frank Rosales joined John C. Textor on our board of directors effective as of the consummation of the eToys Direct Merger. These resignations and appointments were made pursuant to the terms of the eToys Direct Merger Agreement; the Company designated three of the members for appointment to the Company’s board of directors and eToys Direct designated four of the members for appointment to the Company’s board of directors. John C. Textor, who served as our Chief Executive Officer prior to the consummation of the eToys Direct Merger, resigned from this position but continues to serve as Chairman of our board of directors.

ACTIONS TAKEN BY WRITTEN CONSENT OF SHAREHOLDERS

The following actions were approved by written consent of the Required Shareholders based upon the unanimous recommendation of our board of directors:

ACTION 1

REINCORPORATION IN COLORADO

General Information

The following questions and answers are intended to respond to frequently asked questions concerning the reincorporation of the Company in the state of Colorado. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference.

Questions and Answers

Q:	Why is the Company reincorporating in Colorado?

A:	We are reincorporating in Colorado for administrative convenience and cost saving reasons. We relocated our principal executive offices from Florida to Colorado in connection with the consummation of the eToys Direct Merger in October 2007. We believe that reincorporating in the state where our principal executive offices are located will improve efficiencies and reduce costs. We also plan to reincorporate our subsidiaries in Colorado. Having all entities in our corporate group incorporated in Colorado will reduce legal expenses associated with complying with more than one State’s governing laws. As part of the reincorporation, our name will be changed to that of our subsidiary, The Parent Company. Changing our name to The Parent Company will allow us to better reflect the expanded nature and focus of our business following the eToys Direct Merger.

Q:	Why isn’t the Company holding a shareholders’ meeting to approve the Reincorporation Merger?

A:	The Board of Directors has already approved the Reincorporation Merger and has received the written consent of the Required Shareholders representing % of the voting power of our outstanding common stock, without the need to solicit votes. Under Florida law and our articles of incorporation, this transaction may be approved by the written consent of at least 75% of the shares entitled to vote thereon. Because we have already received written consents representing the necessary number of shares, a meeting is not necessary and acting by written consents avoids certain expenses associated with a meeting.

Q:	What are the principal features of the Reincorporation Merger?

A:	The Reincorporation Merger will be accomplished by merging the Company with and into our wholly-owned, newly formed subsidiary, The Parent Company, a Colorado corporation. One new share of The Parent Company common stock will be issued for each share of Company common stock that is held by our shareholders at the effective time of the Reincorporation Merger. Following the Reincorporation Merger, the surviving corporation will be authorized to issue 90,000,000 shares of common stock, par value $0.001 per share, approximately of which will be issued and outstanding, and 10,000,000 shares of preferred stock, none of which will be issued and outstanding. All outstanding options and warrants will be converted into an equal number of options and warrants issued by The Parent Company.

Q:	What are the differences between Colorado and Florida law?

A:

There are certain differences between the laws of the State of Florida and the State of Colorado that impact your rights as a shareholder. For information regarding significant differences between the corporate laws of the

State of Colorado and the State of Florida, please see “Comparison of Shareholder Rights Before and After the Reincorporation Merger.”

Q:	How will the Reincorporation Merger affect my ownership?

A:	Your ownership interest will not be affected. Immediately after the Reincorporation Merger becomes effective, you will own the same percentage of The Parent Company that you owned of the Company immediately prior to the Reincorporation Merger.

Q:	How will the Reincorporation Merger affect the Company’s officers, directors and employees?

A:	The Company’s officers, directors and employees will continue as the officers, directors and employees of The Parent Company after the Reincorporation Merger.

Q:	How will the Reincorporation Merger affect the Company’s business?

A:	The Parent Company will continue the business of the Company at the same locations and with the same assets.

Q:	How do I exchange stock certificates of the Company for stock certificates of The Parent Company?

A:	After the Reincorporation Merger, our transfer agent will send you the documents necessary to exchange your stock certificates.

Q:	What happens if I do not surrender my stock certificates of the Company?

A:	Although we encourage you to surrender your stock certificates, you are not required to do so in order to continue to have the rights as a shareholder of The Parent Company.

Q:	What if I have lost my stock certificate?

A:	If you have lost your stock certificate, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion. Our transfer agent may be reached at:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, NY 11219

Phone: (718) 921-8261

Fax: (718) 921-8337

E-Fax: (718) 765-8712

Q:	Can I request to hold my stock without a certificate?

A:	Yes, your shares can be certificated or uncertificated. You can hold your shares electronically in an account with the Company’s transfer agent or you can request that the transfer agent transmit your shares electronically to an account with your bank or brokerage firm. You should contact the transfer agent if you want more information about these options.

Q:	Can I require the Company to purchase my stock as a result of the Reincorporation Merger?

A:	No, under Florida law, you are not entitled to appraisal and purchase of your stock as a result of the Reincorporation Merger.

Q:	Who will pay the costs of Reincorporation Merger?

A:	The Company will pay all the costs of the Reincorporation Merger, including the costs of distributing this Information Statement and related legal services. We will also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock.

Q:	Will I have to pay taxes as a result of the Reincorporation Merger?

A:	We believe that the Reincorporation Merger is not a taxable event and that you will be entitled to the same aggregate basis in the shares of The Parent Company that you had in your shares of the Company. Everyone’s tax situation is different, and you should consult with your personal tax advisor regarding the tax effects of the Reincorporation.

The following discussion summarizes the important aspects of the reincorporation of the Company in Colorado. This summary does not include all of the provisions of the Agreement and Plan of Merger between the Company and The Parent Company, a copy of which is attached as Exhibit A to this Information Statement (the “Merger Agreement”), or the Certificate of Incorporation or Bylaws of The Parent Company, copies of which are attached as Exhibit B and Exhibit C, respectively, to this Information Statement. Copies of the amended and restated articles of incorporation and bylaws of the Company are available for inspection at our principal offices, and we will send copies to shareholders upon request.

Principal Reasons for Reincorporation in Colorado

We are reincorporating in Colorado for administrative convenience and cost saving reasons. We relocated our principal executive offices from Florida to Colorado following the consummation of the eToys Direct Merger in October 2007. We believe that reincorporating in the state where our principal executive offices are located will improve efficiencies and reduce costs. We also plan to reincorporate our subsidiaries in Colorado. Having all entities in our corporate group incorporated in Colorado will reduce legal expenses associated with complying with more than one State’s governing laws. As part of the reincorporation, our name will be changed to that of our subsidiary, The Parent Company. Changing our name to The Parent Company will allow us to better reflect the expanded nature and focus of our business following the eToys Direct Merger.

Principal Features of the Reincorporation Merger

At the effective time of the Reincorporation Merger:

•	each outstanding share of common stock, par value $0.001 per share, of the Company will be converted into one share of common stock, par value $0.001 per share, of The Parent Company;

•	each outstanding share of common stock of The Parent Company held by the Company will be retired and cancelled and will resume the status of authorized and unissued common stock;

•	each option or warrant to acquire Company common stock will be converted into an option or warrant to acquire the same number of shares of The Parent Company at the same price;

•	each share of Company common stock will be cancelled and retired;

•	the Company will cease to exist;

•	our corporate name will change to “The Parent Company”; and

•

The Parent Company will: (i) accede to all of the rights, privileges, immunities and powers of the Company; (ii) acquire and possess all of the property of the Company whether real, personal or mixed; and (iii) assume all of the debts, liabilities, obligations and duties of the Company.

After the effective time of the Reincorporation Merger, the Parent Company as the surviving corporation in the merger will be subject to the Colorado Business Corporation Act (the “CBCA”) and the articles of incorporation and bylaws of The Parent Company will replace the Company’s current articles of incorporation and bylaws. As described below, a number of significant changes in shareholders’ rights will be effected in connection with the Reincorporation Merger, some of which may be viewed as limiting the rights of shareholders. See “Comparison of Shareholder Rights Before and After the Reincorporation Merger.”

Regulatory Approval

To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the Reincorporation Merger would be the filing of articles of merger with the Secretary of State of Florida and the filing of a statement of merger with the Secretary of State of Colorado.

Effective Date of Reincorporation Merger

We anticipate that the Reincorporation Merger will become effective 20 days after the date of this Information Statement. As a result of the Reincorporation Merger, we will cease our corporate existence in the State of Florida.

No Change in Business, Management or Board Members

After the effective time of the Reincorporation Merger, the business operations of The Parent Company will continue as they are presently conducted by the Company. The members of the board of directors of The Parent Company will be the same persons presently serving on the board of directors of the Company. The individuals who will serve as executive officers of The Parent Company will be the same persons who currently serve as executive officers of the Company. Such persons and their respective positions are set forth below under the captions “Information Regarding Our Directors” and “Information Regarding Our Executive Officers.”

Change in Authorized Capital

Prior to the effective time of the Reincorporation Merger, the authorized capital of the Company consists of 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,500,000 shares have been designated as Series A Convertible Preferred Stock. After the effective time of the Reincorporation Merger, the authorized capital of The Parent Company, which will be the authorized capital of the Company after the Reincorporation Merger, will consist of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The Reincorporation Merger will not affect total shareholder equity or total capitalization of the Company.

Exchange of Stock Certificates

After the effective time of the Reincorporation Merger, and upon surrender for cancellation of a stock certificate representing the Company’s common stock, the holder of such stock certificate will be entitled to receive a stock certificate for common stock of The Parent Company.

Although we encourage you to exchange your Company stock certificates for stock certificates of The Parent Company, you are not required to do so. You may also surrender your Company stock certificate and request that your stock of The Parent Company be uncertificated. Dividends and other distributions declared after the effective time of the Reincorporation Merger with respect to common stock of The Parent Company, and payable to holders of record thereof after the effective time, will be paid to the holder of any unsurrendered Company stock certificate with respect to the shares of The Parent Company which by virtue of the Reincorporation Merger are represented by such Company stock certificate. Such holder of an unsurrendered Company stock certificate will also be entitled to exercise all voting and other rights as a holder of common stock of The Parent Company.

Appraisal Rights

Appraisal rights are not available to our shareholders with respect to the Reincorporation Merger.

Comparison of Shareholder Rights Before and After the Reincorporation Merger

Because of differences between the FBCA and the CBCA, as well as differences between our articles of incorporation and bylaws before and after the reincorporation, the reincorporation will effect certain changes in the rights of our shareholders. Summarized below are the most significant differences, in the judgment of management, between the rights of our shareholders before and after the reincorporation, as a result of the differences between the FBCA and the CBCA, and the differences between the current amended and restated articles of incorporation (the “Florida Articles of Incorporation”) and bylaws (the “Florida Bylaws”) of the Company and the Colorado Articles of Incorporation and Colorado Bylaws. The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the FBCA, the CBCA, the Florida Articles of Incorporation and Bylaws, and the Colorado Articles of Incorporation and Bylaws.

Florida	Colorado
Authorized Shares

Under the Florida Articles of Incorporation, we are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,500,000 shares have been designated Series A Convertible Preferred Stock. No shares of Series A Convertible Preferred Stock have been issued and such series of preferred stock will be eliminated under the Colorado Articles of Incorporation.

Under the Colorado Articles of Incorporation, we will be authorized to issue 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

The increase in the number of authorized shares of common stock will give us greater flexibility in considering and planning future business needs. The purposes for which additional authorized stock could be issued include, but are not limited to, funding of capital needs, conversion of debt to equity, corporate growth, corporate mergers and acquisitions, grants under employee stock plans, and for stock splits and stock dividends.

Except in certain cases such as a stock dividend, the issuance of additional shares of common stock would have the effect of diluting the voting power and ownership of existing shareholders. In addition, another effect of the increase, although not a factor in the board of directors’ decision to include it in the Colorado Articles of Incorporation, may be to enable the board of directors to issue shares of common stock in a manner that might have the effect of discouraging or making it more difficult for a third party to obtain control of the Company by means of a merger, tender offer, proxy contest or other approach.

Shareholders’ Power to Call Special Meetings

Under the Florida Articles of Incorporation and Bylaws, a special meeting of shareholders may be called by the holders of not less than 50% of the votes entitled to be cast on any issue proposed to be considered at the meeting.	Under the CBCA and the Colorado Bylaws, a special meeting of shareholders may be called by the holders of not less than 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting.

Florida	Colorado
Advance Notice of Director Nominations and Shareholder Proposals

The Florida Bylaws have no advance notice provisions for shareholder nominations of directors or other shareholder proposals.

The Colorado Bylaws provide that notice of a director nomination or other shareholder proposal must be received by the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then the notice must be received by the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. The Colorado Bylaws also set forth certain requirements for the content of any such notice.

These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Action by Shareholders Without a Meeting

Under the Florida Articles of Incorporation and Bylaws, our shareholders may take action without a meeting if a consent in writing, setting forth the action so taken, is signed by shareholders holding shares having not less than 75% of the voting power entitled to be cast thereon.

Under the Colorado Articles of Incorporation and Bylaws, our shareholders may take action without a meeting if a consent in writing, setting forth the action so taken, is signed by shareholders holding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.

Generally speaking, this provision of the Colorado Articles of Incorporation and Bylaws will enable the holders of a majority of our outstanding shares to take action without a meeting.

Number of Directors

The Florida Bylaws specify that the Company will have between one and 12 directors, with the exact number within such range to be determined from time to time by the board of directors.	The Colorado Bylaws permit the Company to have any number of directors, as determined from time to time by the board of directors.

Florida	Colorado
Limitation of Liability

The FBCA generally provides that a director of a corporation is not personally liable for monetary damages to the corporation or any other person unless the director breached or failed to perform his duties as a director, and such breach or failure:

•     constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

•     constitutes a transaction from which the director derived an improper personal benefit;

•     results in an unlawful distribution;

•     in the case of a derivative action or an action by a shareholder, constitutes conscious disregard for the best interests of the corporation or willful misconduct; or

•     in the case of a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

The CBCA permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not limit the liability of a director for:

•     any breach of the director’s duty of loyalty to the corporation or its shareholders;

•     acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•     liability under the CBCA for unlawful distributions to shareholders, or

•     any transaction from which the director derived an improper personal benefit.

The Colorado Articles of Incorporation contain a provision limiting the liability of our directors in this manner.

Our board of directors believes that by limiting directors’ liability as permitted under the CBCA, we will be better able to attract and retain qualified directors. The Colorado Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the CBCA. Our directors will not be liable for monetary damages for acts or omissions occurring on or after the effective date of the reincorporation, even if they should fail, through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties). The Colorado Articles of Incorporation will not limit or eliminate any liability of our directors for acts or omissions occurring prior to the effective date of the reincorporation. The CBCA does not permit limitation or elimination of the liability of directors for breaches of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, effecting unlawful distributions to shareholders under the CBCA, or transactions from which a director derived an improper personal benefit. Further, this provision of the Colorado Articles of Incorporation will not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director’s duty of care. In addition, this

Florida	Colorado
provision of the Colorado Articles of Incorporation will not affect a director’s liability to third parties or under the federal securities laws.

Our board of directors recognizes that this provision of the Colorado Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders from instituting litigation against directors for breach of their duty of care, even though such an action might benefit the Company and its shareholders. However, our board of directors believes this concern is outweighed by the benefit to the Company of retaining highly qualified directors. Our board of directors also believes that this provision of the Colorado Articles of Incorporation may have a favorable impact over the long term on the availability, cost, amount, and scope of coverage of directors’ liability insurance, although there can be no assurance of such an effect.

While this provision of the Colorado Articles of Incorporation may be viewed as limiting the rights of shareholders in some respects, our board of directors believes that it will help balance the legal obligations of, and protections for, directors, and will contribute to the quality and stability of the Company’s corporate governance. Our board of directors has concluded that the benefit to shareholders of improved corporate governance outweighs any possible adverse effects on shareholders.

The members of the board of directors may be deemed to have a personal interest in effecting the reincorporation, because, as directors of the Company, they may personally benefit from the limitations on liability contained in the Colorado Articles of Incorporation.

Indemnification

The Florida Articles of Incorporation require the Company to indemnify its directors and officers, to the fullest extent permitted by the FBCA, against any liability incurred by them as a result of their roles with the Company. In addition, the FBCA requires the Company to indemnify its other employees and agents against expenses actually and reasonably incurred by them in the successful defense of any proceeding against them as a result of their roles with the Company. The	The Colorado Articles of Incorporation require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law, except with respect to any proceeding initiated by the director or officer without approval by the board of directors or shareholders of the Company. Under the CBCA, any advance of expenses requires not only an undertaking by the director to repay the advance if it is ultimately

Florida	Colorado
FBCA also permits the Company to advance defense expenses to a director or officer upon receipt of an undertaking by the director or officer to repay the advance if the director or officer is ultimately found not to be entitled to indemnification, and to advance defense expenses to its other employees and agents on such terms as are approved by the board of directors.	determined that the director did not meet the statutory standard of conduct for indemnification, but also a written affirmation of the director’s good faith belief that the standard of conduct has been met and a determination on behalf of the Company that no facts then known to it would preclude indemnification under the CBCA. The Colorado Articles of Incorporation also permit the board of directors to authorize similar indemnification and advancement of expenses to the other employees and agents of the Company. The Colorado Bylaws specifically provide for the Company to indemnify and advance expenses to its employees as well as to its directors and officers. Under the CBCA, if the Company indemnifies or advances expenses to a director in a derivative proceeding (i.e., one by or in the right of the Company), it must give written notice of the indemnification or advance to the shareholders of the Company with or before the notice of the next shareholders’ meeting (or, if the next shareholder action is taken by written consent without a meeting at the instigation of the board of directors, at or before the time the first shareholder signs the written consent).

Control-Share Acquisition Transactions

Florida has a “control-share” acquisition statute. It is an effective anti-takeover provision because it limits the voting rights of shares owned above a threshold. It can be waived by a vote of the shareholders, without the control shares voting.

Control shares are shares, which, except for the Florida statute, would have voting power that, when added to all other shares owned by a person or in respect to which such person may exercise or direct the exercise of voting power, would entitle such person, immediately after acquisition of such shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of voting power in the election of directors within any of the following ranges:

•      1/5 or more but less than  1/3 of all voting power;

•      1/3 or more but less than a majority of all voting power; or

•     a majority or more of all voting power.

The statute generally provides that shares acquired in a control-share acquisition will not possess any voting

Colorado does not have a control-share acquisition statute. However, even if we did not reincorporate in Colorado, we believe that the Company would not be subject to the Florida statute since our principal executive offices are now located in Denver, Colorado.

Florida	Colorado
rights unless such voting rights are approved by a majority of the corporation’s disinterested shareholders. A Florida corporation is subject to this statute if it has 100 or more shareholders, its principal place of business, principal office, or substantial assets within Florida, and either: (a) more than 10% of its shareholders resident in Florida; (b) more than 10% of its shares owned by residents of Florida; or (c) 1,000 shareholders resident in Florida.

Conflicting Interest Transactions

The FBCA provides that a contract or other transaction between a Florida corporation and one or more of its directors or any entity in which one or more of its directors are directors or officers or are financially interested will not be void or voidable because of such relationship or interest or because the director or directors participated in authorizing the contract or transaction if:

•     the fact of the relationship or interest is disclosed or known to the board of directors or committee which authorizes the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of the interested directors;

•     the fact of the relationship or interest is disclosed or known to the shareholders of the corporation entitled to vote and they authorize the contract or transaction; or

•     the contract or transaction is fair and reasonable to the corporation at the time it is authorized by the board of directors, a committee, or the shareholders.

The CBCA contains a substantially similar provision regarding conflicting interest transactions as the FBCA, but also requires that a corporation provide written notice to its shareholders at least 10 days prior to any authorization by the board of directors or a committee of the board of a loan or guaranty for the benefit of a director or an entity in which a director is a director or officer or has a financial interest (other than a parent entity or wholly-owned subsidiary of the corporation).

Florida Affiliated Transactions Statute

This Florida statute applies to mergers and other significant transactions between a Florida corporation and any beneficial owner of more than 10% of the outstanding voting shares of the corporation (an “interested shareholder”) and generally requires that such transactions be approved by two-thirds of the voting shares of the corporation other than the shares beneficially owned by the interested shareholder. Exceptions to the shareholder approval requirement include when the transaction has been approved by a majority of the corporation’s disinterested directors.	Colorado does not have a statute comparable to the Florida affiliated transactions statute. A merger or other significant transaction involving the Company and an interested shareholder would, therefore, be required to be approved by the holders of a majority of the votes entitled to vote on the merger or significant transaction.

Florida	Colorado
Dissenters’ Rights

Under the FBCA, shareholders are entitled to dissent, and demand cash payment of the fair value of their shares, in the event of certain mergers, share exchanges, asset dispositions, and other corporate actions, except that dissenters’ rights are not available to holders of shares of any class or series which is:

•     listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

•     not so listed or designated, but has at least 2,000 shareholders (including beneficial owners who hold their shares in “street name” through brokers) and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10% of such shares.

Although the language of the statutory exception for Nasdaq-listed corporations has not been updated to reflect that the NASDAQ Capital Market, on which our common stock is listed, is now a national securities exchange, we believe that this exception applies to the Company and that our shareholders therefore are not entitled to dissenters’ rights with respect to the reincorporation or any other type of corporate action covered by the dissenters’ rights provisions of the FBCA.

The CBCA contains substantially similar provisions regarding dissenters’ rights as the FBCA, except that:

•     shareholders of Colorado corporations have dissenters’ rights with respect to certain corporate actions regardless of whether or not they hold voting shares with respect to those actions (this distinction does not affect the Company because we have only one outstanding class of voting securities); and

•     the statutory exception for corporations with more than 2,000 shareholders considers record shareholders only, not beneficial owners, and is not subject to a market valuation threshold.

The foregoing is only a summary of certain differences between the FBCA, the CBCA, the Florida Articles of Incorporation and Bylaws, and the Colorado Articles of Incorporation and Bylaws. Many provisions of these documents may be subject to differing interpretations, and the summary provided herein may be incomplete in certain respects. As a result, the discussion contained in this information statement is not a substitute for direct reference to the FBCA, the CBCA, the Florida Articles of Incorporation and Bylaws, and the Colorado Articles of Incorporation and Bylaws or for professional interpretation of them.

Certain Federal Income Tax Consequences of the Reincorporation Merger

The following discussion summarizes the material U.S. federal income tax consequences of the Reincorporation Merger that are applicable to you as a Company shareholder. It is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date of this Information Statement and all of which are subject to change, including changes with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the Reincorporation Merger. Your tax treatment may vary depending upon your particular situation. You also may be subject to special rules not discussed below if you are a certain kind of Company shareholder, including, but not limited to: an insurance company; a tax-exempt organization; a financial institution or broker-dealer; a person who is neither a citizen nor resident of the United States or entity that is not organized under the laws of the United States or political subdivision thereof; a holder of our shares as part of a hedge, straddle or conversion transaction; a person that does not hold our shares as a capital asset at the time of the Reincorporation Merger; or an entity taxable as a partnership for U.S. federal income tax purposes.

We will not request an advance ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the Reincorporation Merger or any related transaction. The Internal Revenue Service could adopt positions contrary to those discussed below and such positions could be sustained. You are urged to consult with your own tax advisors and financial planners as to the particular tax consequences of the Reincorporation Merger to you, including the applicability and effect of any state, local or foreign laws, and the effect of possible changes in applicable tax laws.

We expect that the Reincorporation Merger will have the following U.S. federal income tax consequences:

•

no gain or loss will be recognized by the Company, The Parent Company or shareholders of the Company who receive common stock of The Parent Company in exchange for their Company common stock in connection with the Reincorporation Merger;

•

the aggregate adjusted tax basis of common stock of The Parent Company received by a Company shareholder as a result of the Reincorporation Merger will be the same as the shareholder’s aggregate adjusted tax basis in the shares of the Company’s common stock converted into such common stock of The Parent Company; and

•	a shareholder who receives common stock of The Parent Company pursuant to the Reincorporation Merger will include in its holding period the holding period of his Company common stock.

STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES TO SHAREHOLDERS MAY VARY FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE REINCORPORATION MERGER UNDER ALL APPLICABLE TAX LAWS.

ACTION 2

2007 LONG-TERM INCENTIVE PLAN

On October 25, 2007, our board of directors adopted and, by written consent dated                     , 2007, the Required Shareholders approved, the 2007 Incentive Plan. We anticipate that the 2007 Incentive Plan will be effective on                     , 2007, the date that is 20 calendar days after this Information Statement is first sent to shareholders of the Company. Prior to that date, no awards will be granted under the 2007 Incentive Plan.

Summary of the 2007 Incentive Plan

The following is a summary of the material features of the 2007 Incentive Plan. This summary is qualified by reference to the full text of the 2007 Incentive Plan, which is attached hereto as Exhibit D. References in this section to “the Company” refer to “The Parent Company” following the Reincorporation Merger.

Purpose of and Participation in the 2007 Incentive Plan

The purpose of the 2007 Incentive Plan is to advance the interests of the Company and its shareholders by providing incentives to certain eligible persons who contribute significantly to our strategic and long-term performance objectives and growth. Grants of awards under the 2007 Incentive Plan are generally made in consideration of services performed, or to be performed by such eligible persons for The Parent Company and its subsidiaries. Eligible persons include, without limitation, full or part-time employees of the Company or its subsidiaries or other individuals who perform services for the Company or its subsidiaries, including, without limitation, non-employee directors, consultants and independent contractors, all as determined by the Compensation Committee. As of November 19, 2007, approximately 232 full and part-time employees, six non-employee directors and an undeterminable number of consultants/independent contractors were eligible to participate in the 2007 Incentive Plan. The Compensation Committee has not yet granted any awards under the 2007 Incentive Plan. Because the granting of awards is in the sole discretion of the Committee, the nature and magnitude of future awards under the 2007 Incentive Plan as well as the potential recipients of such awards cannot currently be determined. In addition, the benefits that would have been received by participants in the 2007 Incentive Plan had it been in effect in the year ended December 31, 2006 cannot be determined.

Administration

The 2007 Incentive Plan is administered by the board of directors or, if the board of directors so designates, by a committee of the board of directors. Such committee shall be comprised of not fewer than two directors, shall meet any applicable requirements under Rule 16b-3 of the Securities Exchange of 1934, as amended, any applicable requirements under Section 162(m) of the Code, and any applicable NASDAQ requirements. Our board of directors has designated the board’s Compensation Committee to administer the 2007 Incentive Plan. The Compensation Committee may delegate administrative responsibilities if so permitted by applicable law, other than with respect to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934. The Compensation Committee has exclusive discretion to select which employees and other key individuals performing services for the Company and its subsidiaries, including, without limitation, non-employee directors, to whom awards will be granted; to determine the type, size and terms of each award; to modify within certain limits the terms of any award; to determine the time when awards will be granted; to establish performance objectives; to prescribe the form of documents representing awards under the 2007 Incentive Plan and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the 2007 Incentive Plan. The Compensation Committee has the authority to administer and interpret the 2007 Incentive Plan, and its decisions are final, conclusive and binding.

Authorized Shares

A maximum of 2,400,000 shares of the common stock of The Parent Company have been authorized to be issued under the 2007 Incentive Plan in connection with the grant of awards, subject to adjustments described below. Common stock issued under the 2007 Incentive Plan may be either newly issued shares, treasury shares, reacquired shares or any combination thereof. If common stock issued as restricted stock, restricted stock units or otherwise subject to repurchase or forfeiture rights is reacquired by the Company pursuant to such rights, or if any award is canceled, terminates or expires unexercised, the common stock which would otherwise have been issuable pursuant to such awards will be available for issuance under new awards. The market value of the common stock available for issuance under the 2007 Incentive Plan as of October 30, 2007 was $26,688,000 based on the reported closing price on the NASDAQ Capital Market on such date of $11.12 per share.

Types of Awards

The 2007 Incentive Plan provides for the granting of several types of awards, including stock options, stock appreciation rights or SARs, restricted stock, restricted stock units, performance grants and other awards deemed by the Compensation Committee to be consistent with the purposes of the 2007 Incentive Plan. Awards may be granted alone, or in conjunction with one or more other awards, as determined by the Compensation Committee.

Awards under the 2007 Incentive Plan

Stock Options

A stock option, which may be a nonqualified or an incentive stock option, is the right to purchase a specified number of shares of common stock at a price fixed by the Compensation Committee. The option exercise price for nonqualified options may be equal to or greater than the fair market value of the common stock on the date of grant. In the case of incentive stock options, the option exercise price may not be less than the fair market value of the underlying shares of common stock on the date of grant and, with respect to incentive stock options granted to employees of the Company or any affiliate who own more than 10% of the voting power of all classes of the stock of the Company or any affiliate, the option exercise price may not be less than 110% of fair market value on the date of the grant.

Stock options will generally expire not later than ten years or, in the case of incentive stock options granted to employees who own more than 10% of the Company’s stock, five years, after the date on which they are granted. Stock options become exercisable at such times and in such installments as the Compensation Committee determines. Payment of the option exercise price must be made in full at the time of exercise in cash, by tendering to the Company shares of common stock, by a combination thereof or by any other means that the Compensation Committee deems appropriate (including, without limitation, the surrender of rights in one or more outstanding awards).

Stock Appreciation Rights

An award of a SAR is the award of rights to receive (without payment to the Company) cash, shares of common stock, other securities or property, other forms of payment, or any combination thereof, based on the increase in the value of the number of shares of common stock specified in the SAR. The Compensation Committee may grant SARs in conjunction with any other award, subject to certain limitations. Upon the exercise of a SAR, the holder receives, at the election of the Compensation Committee, cash, shares of common stock, other securities or other property, other forms of payment, or any combination thereof, equal in value to (or, in the discretion of the Compensation Committee, less than) the excess of the fair market value of the shares of common stock subject to such SAR over the exercise price for such shares as specified in the SAR.

Restricted Stock

An award of restricted stock is an award of a number of shares of common stock that are subject to certain restrictions (such as a requirement that the stock generally shall be forfeited if the recipient’s employment or performance of services for the Company or its subsidiaries terminates prior to the time the restrictions lapse). Such restrictions exist for a certain restricted period on terms the Compensation Committee specifies. A recipient of an award of restricted stock has the same rights of ownership of the shares of common stock subject to such Award, including the right to vote and to receive dividends, prior to the expiration of the restricted period and the satisfaction of any applicable term, unless otherwise determined by the Compensation Committee or as provided in the applicable award agreement. The restricted stock generally may not, however, be transferred or sold.

Restricted Stock Units

An award of a restricted stock unit is an award of the right to receive either (as determined by the Compensation Committee) a share of common stock or cash equal to the fair market value of a share of common stock on a future date, which right is subject to certain restrictions set by the Compensation Committee (e.g., such right generally shall be forfeited if the recipient’s employment or performance of services for the Company terminates prior to the time the restrictions lapse). A recipient of an award of a restricted stock unit would not receive the shares of common stock or cash equal to the fair market value of the shares of common stock underlying restricted stock units, as the case may be, until the expiration of the restricted period and the satisfaction of any applicable terms. Such recipient would not have the right to vote or receive dividends with respect to the shares until they were issued.

Performance Grants

An award of a performance grants is an award of cash, shares of common stock, other consideration such as other securities or property of the Company or a combination thereof that is paid based on the achievement of established performance objectives. The Compensation Committee may grant awards of performance grants in conjunction with other awards.

At the time an award of a performance grant is made or within the first 90 days of any performance period, the Compensation Committee will establish performance objectives for such period. The final value, if any, of a performance grant is determined by the degree to which the performance objectives have been achieved during the specified performance period, subject to certain adjustments that the Compensation Committee may approve based on relevant factors. Performance objectives may be based on such measures of performance as shall be determined by the Compensation Committee, which may include but are not limited to the performance of the participant, the Company, one or more of its divisions or units, or any combination thereof. The Compensation Committee may, in its discretion, make adjustments in the computation of any performance measure. The maximum value of an award of a performance grant as established by the Compensation Committee may be a fixed amount, an amount that varies based on the value of the level of performance attained, or an amount that is determinable from other criteria the Compensation Committee specifies. Performance grants may have different classes or series, having different names, terms and conditions.

The Compensation Committee will generally certify whether the applicable performance goals have been attained and determine the value of an award of a performance grant as promptly as practicable after the end of the performance period. Unless a recipient has elected to defer receipt of the payment of the award, and subject to satisfaction of the applicable tax withholding requirements, the Company generally pays a performance grant award recipient the value of the award earned as soon as practicable after the end of the performance period or at such other time specified by the Compensation Committee.

Additional Information

Adjustments for Certain Corporate Transactions

Under the 2007 Incentive Plan, if any change in the outstanding shares of common stock of occurs by reason of a stock split or stock dividend, the terms of outstanding awards under the 2007 Incentive Plan will be equitably adjusted. If any change in the outstanding common stock occurs by reason of any split-up, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, sale by the Company of all of its assets, distribution to shareholders (other than a stock dividend or a normal cash dividend on the common stock), or other extraordinary or unusual event, the Compensation Committee may in its discretion terminate all outstanding awards immediately prior to the consummation of such event or make an equitable adjustment to the terms of any outstanding award and/or the number of shares of common stock available for awards.

Financial Assistance

The 2007 Incentive Plan permits the Compensation Committee to determine whether it is advisable for the Company or any affiliate to provide financing in connection with the exercise of an award and the payment of related taxes, or to assist in obtaining financing from a bank or other third party in this regard. Such assistance may take any form and be on such terms as the Compensation Committee considers appropriate including, without limitation, a direct loan, a guaranty of the obligation to a third party or the maintenance by the Company or an affiliate of deposits with a bank or third party.

Payment of Taxes

The Compensation Committee may permit payment taxes required to be withheld with respect to an award in any appropriate manner (including, without limitation, by the surrender to the Company of shares of common stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such award).

Transferability of Awards

Generally, no awards under the 2007 Incentive Plan may be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of a holder’s death), including, without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, although the Compensation Committee approve transfers of awards to employees and, without payment of consideration, to immediate family members and certain related parties.

2007 Incentive Plan Expenses

The expenses of the 2007 Incentive Plan are borne by the Company.

Term of 2007 Incentive Plan

The 2007 Incentive Plan terminates upon the earlier of the adoption of a resolution by the board of directors terminating the 2007 Incentive Plan and the ten year anniversary of effective date of the 2007 Incentive Plan, unless extended for up to an additional five years for the grant of awards other than incentive stock options by action of the board of directors of the Company.

Amendment of 2007 Incentive Plan

The board of directors may amend the 2007 Incentive Plan at any time and from time to time for any purpose consistent with the goals of the 2007 Incentive Plan. Except in certain circumstances, no amendment shall adversely affect in a material manner any right of any recipient of an award without such recipient’s written consent. In addition, the NASDAQ listing requirements that are applicable to the Company would obligate the board of directors to obtain shareholder approval for any material amendment to the 2007 Incentive Plan.

Federal Income Tax Consequences

The following is a summary of the principal current federal income tax consequences of transactions under the 2007 Incentive Plan. This summary does not describe all federal tax consequences under the 2007 Incentive Plan, nor does it describe state, local or foreign tax consequences. To the extent any awards under the Plans are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations or promulgated thereunder (or an exception thereto).

Incentive Stock Options

No taxable income is realized by an optionee upon the grant of an incentive stock option nor is the Company entitled to any deduction at such time. The exercise of an incentive stock option is also not a taxable event; however, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee.

The taxation of gain or loss upon the sale of common stock acquired upon exercise of an incentive stock option depends, in part, on whether the common stock is held for at least two years from the date the option was granted and at least one year after the date the common stock was transferred to the optionee. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of prior to satisfying the holding period requirements, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. In that case, no deduction will be allowed to the Company for federal income tax purposes.

If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either the holding period requirements described above (a “disqualifying disposition”), the optionee will generally recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain (or loss) depending on the holding period, and will not result in any deduction by the Company. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company will be entitled to a tax deduction in the same amount. Special rules may apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it does not qualify for the tax treatment described above, the option is treated as a nonqualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of an employee.

Nonqualified Options

In general, no income is realized by an optionee at the time a nonqualified stock option is granted under the 2007 Incentive Plan. Rather, at the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. If the exercise price of a nonqualified stock option is paid in whole or in part in shares of Common Stock, the tax results to the optionee are: (i) a tax-free exchange of previously owned shares for an equivalent number of new shares; and (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged. The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee.

At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

Stock Appreciation Right

The grant of a stock appreciation right does not result in income for the grantee or in a deduction for the Company. Upon the exercise of a SAR, generally the grantee recognizes ordinary income and the Company is entitled to a tax deduction equal to the positive difference between the fair market value of the shares subject to the SAR on the date of grant and the date of exercise.

Restricted Stock

Upon the grant of restricted stock, the recipient will not recognize taxable income and the Company will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the recipient will recognize ordinary income equal to the fair market value of the stock on that date (less the price paid, if any, for such stock) and the Company will be entitled to a corresponding tax deduction. After the shares have vested, any subsequent appreciation or depreciation will be treated as long-term or short-term capital gain or loss when the shares are sold. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon the issuance of the shares if the recipient made a Section 83(b) election as described below).

A recipient who files an election under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at the date of grant (measured as if the shares were unrestricted), less any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will generally not be entitled to any deduction, refund or loss for tax purposes with respect to the ordinary income previously recognized. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the recipient.

Restricted Stock Units

The grantee of restricted stock units is not required to recognize any income for federal income tax purposes at the time of grant. Rather, upon the settlement of a restricted stock unit, the grantee generally recognizes ordinary income and the Company is entitled to a tax deduction equal to the fair market value of the shares of common stock or the amount of cash transferred to the recipient. If the recipient receives shares of common stock, upon disposition of such shares, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Performance Grant

The recipient of a performance grant will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any common stock or other securities issued under the award, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Any cash received under a performance award will be included in income at the time of receipt. The fair market value of any common stock or other securities received will also generally be included in income (and a corresponding tax deduction will generally be available to the Company) at the time of receipt. The capital gain or loss holding period for any common stock distributed under a performance award will begin when the recipient recognizes ordinary income with respect to that distribution.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2006, with respect to the Company’s compensation plans under which Common Stock is or was authorized for issuance and was outstanding. This information does not reflect changes in the Company’s capitalization which occurred as a result of the eToys Direct Merger:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	104,248	(1)	$3.15	288,235
Equity compensation plans not approved by security holders	—		—	—

Total	104,248		$3.15	288,235

(1)	Excludes 177,221 shares of restricted stock subject to time-based vesting.

ACTION 3

ELECTION OF CLASS II DIRECTORS

In accordance with our governing instruments, our board of directors nominated two persons, Lauren Krueger and Edward Ulbrich for re-election as Class II directors of the Company and, following the Reincorporation Merger, The Parent Company to serve a three-year term expiring at our annual meeting in 2010 or until their respective successors are elected and qualified; and each of the nominees consented to serve if elected. A summary of the business experience and certain other biographical information regarding each of the nominees is set forth below under “Information Regarding Our Directors.” By written consent dated                     , 2007, the Required Shareholders approved the re-election of Ms. Krueger and Mr. Ulbrich as Class II directors for an additional three-year term. We anticipate that the election of the Class II Directors will take effect on                     , 2007.

INFORMATION REGARDING OUR DIRECTORS

Our board of directors currently consists of seven directors, divided into three classes with members of each class of directors serving for staggered three-year terms. Our current board members, respective ages and classifications are as follows:

Class I	Class II	Class III
John C. Textor (age: 41)	Lauren Krueger (age 32)	Pamela N Abrams (age 49)

Michael J. Wagner (age 45)	Edward J. Ulbrich (age 42)	Frank Rosales (age 50)

John V. Schaefer (age 48)

Terms for the Class I, II and III directors expire at the annual meetings for 2009, 2007 and 2008, respectively, or until their successors are duly elected and qualified. In lieu of holding an annual meeting for 2007, the Required Shareholders have acted by written consent to approve the re-election of the Class II directors.

Set forth below is a description of the background of the persons named above, other than Mr. Wagner, whose background is provided below under the caption “Information Regarding Our Executive Officers.”

John C. Textor is Chairman of the Board of the Company and will continue as Chairman of the Board of The Parent Company following the effectiveness of the Reincorporation Merger. Mr. Textor has been Chairman of the Company’s Board of Directors since November 2002 and a member of its Board of Directors since December 1999, and served as the Company’s Chief Executive Officer from April 2005 to October 2007. He has also served as co-chairman of the board of directors of Digital Domain, Inc., a leading visual effects company focused on feature films, television commercials and video games, since May 2006. Mr. Textor is also the Founder and President of Wyndcrest Holdings, LLC, a Florida-based private holding company focused on technology-related opportunities in entertainment, telecommunications and the Internet, and its predecessor, since 1997. Earlier, Mr. Textor was employed in various merchant banking and investment banking capacities by Shearson Lehman Hutton and Paine Webber. Mr. Textor was also a founding director of Lydian Trust Company, a diversified financial services company. He is currently a director of Multicast Media Networks, Inc., a global provider of Internet-based broadcast media. He was previously Chairman of the Board of Sims Snowboards, a prominent global snowboard brand. Mr. Textor earned a B.A. degree in Economics at Wesleyan University.

Pamela N. Abrams has served as a Director of the Company since October 2007 and will continue to serve as a Director of The Parent Company following the effectiveness of the Reincorporation Merger. Since 2006, Ms. Abrams has been Senior Vice President, Book Packager of Downtown Bookworks Inc., a book-packaging company. From 2001 to 2006, Ms. Abrams was Vice President, Editor-in-Chief of Parenting and Family Publishing of Scholastic, Inc., a publishing company. A 20+ year veteran of the magazine business (Harper’s, Parents, Child) and former editorial executive at eToys.com and Scholastic, Ms. Abrams has deep editorial experience in magazine, internet, and book publishing. As an authority on parenting, Ms. Abrams frequently appears on television and radio. She is the author of three books, Now I Eat My ABCs, Gadgetology, and The Only Bake Sale Cookbook You’ll Ever Need. In addition, she writes for magazines such as More, Oprah, and Parents. At Downtown Bookworks Ms, Abrams is producing books in the categories of kids, parenting, education, cookbooks, crafts, health, psychology, and pop culture. She also serves on the Board of Directors of Consumer Reports/Consumers Union. Ms. Abrams graduated from State University of New York in 1981 with a Bachelor of Arts in English.

Lauren Krueger has served as a Director of the Company since October 2007 and will continue to serve as a Director of The Parent Company following the effectiveness of the Reincorporation Merger. Ms. Krueger is a Vice President of D. E. Shaw & Co., L.P. in the D. E. Shaw group’s credit-related opportunities unit. Ms. Krueger has served as chief restructuring officer for FAO Schwarz Inc., and is deeply involved with several of the D. E. Shaw group’s other private equity holdings. Prior to joining the D. E. Shaw group in 2003, Ms. Krueger was an associate in the restructuring group at Lazard LLC (formerly Lazard Freres & Co. LLC), where she worked on a number of high profile restructurings. Before that, she worked as an analyst in JPMorgan Chase & Co.’s investment management group. Ms. Krueger also serves on the boards of directors of The Boyds Collection, Ltd. and Russ Berrie & Company, Inc. Ms. Krueger received her M.B.A. from Columbia University, where she was a member of the Beta Gamma Sigma honor society, and her A.B. from Princeton University.

Frank Rosales has served as a Director of the Company since October 2007 and will continue to serve as a Director of The Parent Company following the effectiveness of the Reincorporation Merger. Since 2004, Mr. Rosales has served as President of Discovery Commerce, the retail and global licensing division of Discovery Communications, from 1997 to 2003 Mr. Rosales was the Chief Operating Officer of the Retail Group/Consumer Products Division of Discovery Communications and from 1997 to 2001 Mr. Rosales served as the Chief Financial Officer of Retail Group/Consumer Products Division of Discovery Communications. A 27-year retail veteran, Mr. Rosales has an impressive background in retail finance and operations. He began his career at Sears, Roebuck and Company, working in the company’s finance operations. After leaving Sears, Mr. Rosales continued in a number of finance and operations roles in specialty retailing, including five years at the San Francisco-based store and mail order retailer, Gumps. Immediately prior to joining Discovery Communications, Mr. Rosales was Vice President, Chief Financial Officer for The Picture People, a nationwide chain of mall-based family portrait studios. Mr. Rosales graduated in 1980 from San Jose State University with a Bachelor of Science degree in Business Administration majoring in Marketing.

John V. Schaefer has served as a Director of the Company since October 2007 and will continue to serve as a Director of The Parent Company following the effectiveness of the Reincorporation Merger. Mr. Schaefer served as President and Chief Executive Officer of Cornerstone Brands, Inc., a subsidiary of IAC/InterActive Corp. and a family of leading catalog companies for the home, leisure and casual apparel from April 2005 to May 2007. From July 2004 to April 2005, Mr. Schaefer served as CornerStone Brands, Inc.’s President, Chief Operating Officer and Director and from April 2001 to July 2004 he served as its Chief Financial Officer. Mr. Schaefer has held various positions in finance and accounting for a number of other companies including Eastbay, Inc., Apogee Wausau Group and Graebel Van Lines and also previously served as a public accountant. Currently, Mr. Schaefer serves as a consultant to certain portfolio companies of the D. E. Shaw group. Mr. Schaefer received his B.B.A. from the University of Wisconsin and is a Certified Public Accountant.

Edward J. Ulbrich has served as a Director of the Company since October 2007 and will continue to serve as a Director of The Parent Company following the effectiveness of the Reincorporation Merger. Mr. Ulbrich has served as a senior executive of Digital Domain, Inc., a leading visual effects company focused on feature films, television commercials and video games, since 1993. He is currently Executive Vice President of Digital Domain and President of its Commercials Division, positions he has held since October 2006, in which capacities he is responsible for providing creative solutions and digital visual effects for the television, video game and online advertising industries. Prior to holding his current positions, Mr. Ulbrich was a Senior Vice President of Digital Domain from 1996 until October 2006. Under Mr. Ulbrich’s leadership, Digital Domain has received 18 Clio awards and 17 AICP awards. He was recently named one of the “50 Most Creative People” by Creativity Magazine. Before joining Digital Domain, Mr. Ulbrich spent 6 years at the Leo Burnett advertising agency, where he developed Leo Burnett’s in-house computer animation/effects department, Black Pencil Graphics, and was responsible for both the production of special visual effects and live action commercials. Mr. Ulbrich holds a B.A. in Fine Arts from the University of Illinois, where he also worked with the National Center for Supercomputing Applications in the Visualization Department.

Independence of the Board

The board of directors has determined that each of its following four members is “independent” as defined under the federal securities laws, including Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, and the NASDAQ Marketplace Rules: Ms. Abrams, Ms. Krueger, Mr. Rosales and Mr. Schaefer.

With respect to the fiscal year ended December 31, 2006, our board of directors previously determined that the following individuals, who constituted a majority of the Company’s seven-member board during such period, satisfied the independence requirements of the SEC and the NASDAQ Marketplace Rules: Curtis S. Gimson, Bethel G. Gottlieb, John Nichols and Carl Stork. Messrs. Gimson, Nichols and Stork and Ms. Gottlieb (as well as Stuart Goffman, and Jonathan Teaford) resigned from their respective positions on our board of directors on October 12, 2007 in connection with the eToys Direct Merger.

Committees of the Board of Directors

Our board of directors has three standing committees: (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating Committee. Each of these committees operates under a written charter adopted by our board of directors, copies of which are available on our website at http://investor.babyuniverse.com.

Audit Committee

The Audit Committee is responsible for reviewing and monitoring our financial statements and internal accounting procedures and controls, recommending the selection of independent auditors by the board of directors, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditors prior to presentation of financial statements to shareholders and, as appropriate, initiating inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee is presently comprised of John Schaefer (Chair), Lauren Krueger and Frank Rosales.

Our board of directors has determined that all members of the Audit Committee are financially literate within the meaning of the SEC rules and under the current listing standards of NASDAQ. Further, our board of directors has determined that all members of the committee are independent, within the meaning of SEC and NASDAQ regulations, and that Mr. Schaefer qualifies as an “audit committee financial expert.”

Compensation Committee

The Compensation Committee is responsible for reviewing and recommending to the board of directors the compensation and benefits of all of the Company’s executive officers, administering the Company’s incentive stock plans and establishing and reviewing general policies relating to compensation and benefits of its employees. The Compensation is comprised of Lauren Krueger (Chair), Frank Rosales, and John Schaefer.

Nominating Committee

The Nominating Committee is responsible for identifying prospective board of directors candidates, recommending nominees for election to the board of directors, developing and recommending board of directors member selection criteria, considering committee member qualifications and providing oversight in the evaluation of the board of directors and each committee. The Nominating Committee is comprised of Pamela Abrams (Chair), Lauren Krueger and Edward Ulbrich.

Director Nomination Procedures

Pursuant to our Nominating Committee’s charter, our Nominating Committee reviews the qualifications of proposed nominees for director to serve on our board of directors and recommends nominees to our board. Our board is ultimately responsible for proposing a slate of nominees to the shareholders for election to the board, using information provided by the committee.

Our Chief Executive Officer, members of our Nominating Committee, and other members of our board of directors are the primary sources for the identification of prospective director nominees. Our Nominating Committee also has authority to retain third-party search firms to identify director candidates, and the committee may consider proposed nominees that are identified by shareholders.

Although the Florida Bylaws do not currently contain advance notice provisions for shareholder nominations of directors, the Colorado Bylaws following the Reincorporation Merger will contain advance notice provisions that shareholders must comply with to nominate directors or propose other business to be brought before the annual meeting of shareholders. In order for a shareholder to recommend a prospective nominee for election to our board of directors at a shareholder meeting, the Colorado Bylaws will require that the shareholder (i) be entitled to vote at the meeting, (ii) provide a written notice regarding such nomination to our corporate Secretary, including information specified in such bylaws, and (iii) be a shareholder of record at the time of giving the notice. See “Shareholders’ Proposals and Nominations for 2008 Annual Meeting” for a description of the procedures, required contents and applicable deadlines for the shareholders’ submission of director candidate recommendations.

While our Nominating Committee currently has no formal written process for evaluating proposed nominees, the members of the committee generally will review the resume of a proposed nominee and consult the proposed nominee’s personal references. Our Nominating Committee may also personally interview (and suggest that other members of our board of directors interview) the proposed nominee, if the committee considers the proposed nominee sufficiently suitable.

Our Nominating Committee evaluates the prospective nominee in order to determine whether the nominee has experience and expertise in our industry, the ability to offer sound advice and guidance to management, sufficient time to devote to the affairs of the Company, and has demonstrated excellence in his or her field and the ability to exercise sound business judgment. Candidates for director nominees are reviewed in the context of the current composition of our board of directors, the operating requirements of the Company and its long-term best interests. In conducting this assessment, the Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of our board of directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the nominating committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. The Nominating Committee may modify these qualifications from time to time and is currently considering whether to establish a set of corporate governance practices and policies with additional standards and qualifications.

After its evaluation of a candidate’s qualifications, the Nominating Committee then selects a nominee for recommendation to our board of directors by majority vote. The board of directors determines the nominees after considering the recommendation and report of the Nominating Committee.

The Nominating Committee has not paid fees to any third party to assist in the process of identifying or evaluating director candidates and the Nominating Committee has not rejected a timely director nominee from a shareholder or shareholders holding more than 5% of our voting stock.

Meetings and Director Attendance

Our board of directors held nine meetings, including four regularly scheduled meetings and five special meetings, during the year ended December 31, 2006. It is the policy of the board of directors to encourage attendance at board and committee meetings. Each director attended at least 75% or more of the aggregate number of meetings held by the board of directors and the committees on which he or she served.

Compensation of Directors

During the fiscal year ended December 31, 2006, we paid each non-employee director an annual retainer of $5,000 and an additional $500 for each committee meeting attended. We also reimbursed certain reasonable expenses incurred by our directors.

The following table provides a summary of compensation paid to our non-employee directors during the year ended December 31, 2006:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Carl Stork	$8,500	—	—	—	—	—	$8,500
John Nichols	$9,500	—	—	—	—	—	$9,500
Curtis Gimson	$9,500	—	—	—	—	—	$9,500
Bethel Gottlieb	$7,000	—	—	—	—	—	$7,000

Following the eToys Direct Merger, our board of directors approved a non-employee director compensation package that includes an annual cash retainer of $10,000, an additional $1,000 for each board meeting attended and $500 for each committee meeting attended, and $25,000 of restricted stock to be granted pursuant to the 2007 Incentive Plan. In addition, the Chairman of the Board will receive an additional annual retainer of $10,000 and the respective Chairpersons of the Audit and Compensation Committees will receive additional retainers of $5,000 and $3,000, respectively. We may, in our discretion, grant additional restricted stock or options and other equity awards to our non-employee directors from time to time.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2006, the Compensation Committee was comprised of Bethel G. Gottlieb, John Nichols and Curtis Gimson, who served as Chairman. During such fiscal year, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity that has, or has had, one or more executive officers serving as a member on the Compensation Committee of our board of directors.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees, in accordance with applicable federal securities laws and NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is available to view at our website, http://investor.babyuniverse.com.

Shareholder Communications with the Board of Directors

Shareholders interested in communicating with our board of directors, a board committee, the independent directors or an individual director may do so by writing to Board of Directors, BabyUniverse, Inc., 1099 18th Street, Suite 1800, Denver, CO 80202, Attention: Chief Financial Officer. Communications should specify the addressee(s) and the general topic of the communication. Our Chief Financial Officer will review and sort communications before forwarding them to the addressee(s). If no particular director is named, letters will be forwarded, depending on the subject matter, to the chairman of the appropriate committee.

Concerns relating to possible violations of our Code of Business Ethics should be reported pursuant to the procedures outlined in that code, a copy of which is available on our website at http://investor.babyuniverse.com.

INFORMATION REGRADING OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of our current executive officers:

Name	Age	Positions
Michael J. Wagner	46	President, Chief Executive Officer and Director
Barry Hollingsworth	42	Vice President and Chief Financial Officer
Christopher H. Cummings	43	Senior Vice President and Chief Information Officer
Frederick L. Hurley	49	Senior Vice President and Chief Merchant
Craig K. Currie	44	Vice President

Each officer serves at the discretion of our board of directors and holds office until his successor is appointed or until his earlier resignation or removal. There are no family relationships among any of our current directors or executive officers.

Set forth below is a description of the background of the persons named above:

Michael J. Wagner is President, Chief Executive Officer and a Director of the Company and will continue to serve as President, Chief Executive Officer and a Director of The Parent Company following the effectiveness of the Reincorporation Merger. Previously, Mr. Wagner served as President, Chief Executive Officer and a director of eToys Direct since it was formed in May of 2004 until it was acquired by the Company in October 2007 pursuant to the eToys Direct Merger. He was Senior Vice President and Chief Operating Officer for eToys Direct’s predecessor, KB Online Holdings LLC, from May of 2000 until May of 2004 and was the Chief Financial Officer of KB Online Holdings, LLC from June 1999 to May 2000. He brings more than 20 years of financial and operational experience in the retail market, including 8 years of online and direct-to-consumer experience, to the organization. Previously, Mr. Wagner held a number of management positions at Consolidated Stores Corporation (now Big Lots) from June 1994 to June 1999, most recently as Vice President of Strategic Planning and Investor Relations. He also served in a number of positions at Value Merchants Inc. from August 1984 to June 1994, most recently as Corporate Controller. Mr. Wagner is a Certified Public Accountant and holds a bachelor’s degree in accounting from Marquette University.

Barry Hollingsworth is Vice President and Chief Financial Officer of the Company and will continue as Vice President and Chief Financial Officer of The Parent Company following the effectiveness of the Reincorporation Merger. Mr. Hollingsworth was Vice President and Chief Financial Officer of eToys Direct since joining eToys Direct in August 2007 until it was acquired by the Company in October 2007 pursuant to the eToys Direct Merger. He brings more than 20 years of public company finance experience to the organization. Previously, he was Vice President and Chief Financial Officer for Stratos International, Inc. from February 2005 to August 2007 and Vice President, Finance and Administration for Stratos from April 2004 to February 2005. From 2000 to 2003, Mr. Hollingsworth was Director of Finance and Treasury Operations and Director of Investor Relations for Heidrick and Struggles International. From 1994 to 2000, he worked at the Tribune Company as Manager of Investor Relations. Early in his career, he held accounting and audit positions with Aon Corporation and the accounting firm, Blackman Kallick. Mr. Hollingsworth received his MBA from DePaul University and a bachelor’s degree from Northern Illinois University. He is a Certified Public Accountant and a Chartered Financial Analyst.

Christopher H. Cummings is Senior Vice President and Chief Information Officer of the Company and will continue as Senior Vice President and Chief Information Officer of The Parent Company following the effectiveness of the Reincorporation Merger. Previously, Mr. Cummings served as Senior Vice President and Chief Information Officer of eToys Direct, Inc. since it was formed in May of 2004 until it was acquired by the Company in October 2007 pursuant to the eToys Direct Merger. He was Vice President of Technology for eToys Direct, Inc.’s predecessor, KB Online Holdings, LLC, from June of 2001 to May of 2004. Before becoming Vice President of Technology, he held a number of management positions at KB Online Holdings, LLC from July of 1999 to May of 2001, most recently as Senior Director of Technology. He brings more than 15 years of retail and

e-commerce information systems experience to the organization. Previously, Mr. Cummings was a founding partner of Vistyx Corporation from June of 1993 to May of 1999 and worked as an information technology management consultant at PricewaterhouseCoopers from September of 1991 to June of 1993. He holds a bachelor’s degree from the University of Texas at Austin.

Frederick L. Hurley is Senior Vice President and Chief Merchant of the Company and will continue as Senior Vice President and Chief Merchant of The Parent Company following the effectiveness of the Reincorporation Merger. Previously, Mr. Hurley served as Senior Vice President and Chief Merchant of eToys Direct, Inc. since it was formed in May of 2004 until it was acquired by the Company in October 2007 pursuant to the eToys Direct Merger. He brings more than 20 years of experience in merchandising management to the organization. Previously, Mr. Hurley worked as Vice President and Divisional Merchandising Manager of core toys at KB Toys from July 2001 to May 2004. He also served as Vice President and DMM of girls’ toys, preschool and plush toys at Toys ‘R’ Us from July 1998 to July 2001 and DMM of toys and seasonal items from May 1989 to July 1998 at Hills Department Stores. Mr. Hurley holds a bachelor’s degree from Northeastern University.

Craig K. Currie is Vice President, My Twinn and Baby Products, overseeing the BabyUniverse, Dreamtime Baby and My Twinn brands. Mr. Currie joined eToys Direct, Inc. in November of 2004 as Vice President of My Twinn. He brings more than 20 years experience in the direct-to-consumer, toy/doll industry and juvenile products areas to the organization. Previously, Mr. Currie served as COO of B*tween Productions from August 2003 to November 2004, as a Managing Director at investment bank Tully & Holland, May 2002 to August 2003, as a Consultant to the Boyds Collection Ltd., February 2001 to May 2002, as President and CEO of iDolls Corp. from March 2000 to February 2001, and as Co-Founder of Kid Territory from January 1999 to March 2000. He was one of the original management team members at American Girl, and served in a variety of management positions there from September of 1987 to January of 1999, most recently as Vice President of Product Development and Manufacturing. Mr. Currie holds a bachelor’s degree from Wabash College.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussions and tables set forth information with regard to compensation for services rendered in all capacities to the Company and its subsidiaries during the year ended December 31, 2006, by John C. Textor and Michael R. Hull, the individuals serving as our principal executive officer and principal financial officer at December 31, 2006, the three most highly compensated executive officers of the Company (other than the principal executive officer and principal financial officer) who were serving as executive officers at December 31, 2006, and two additional individuals who were no longer serving as executive officers at December 31, 2006 (the “Named Executive Officers”).

Company Compensation Objectives

The Company’s objective is to maintain a program of executive compensation that is competitive and motivating to the degree that it will attract, retain and inspire performance of executive officers who possess qualities, talents and abilities that will enhance the growth and profit potential of the Company. The Company believes that its compensation program must include both short-term and long-term compensation elements. Our board of directors has organized a Compensation Committee to establish and implement the Company’s program of executive compensation.

Elements of Executive Compensation

The Compensation Committee of our board of directors is responsible for overseeing our compensation programs. As part of that responsibility, the Compensation Committee determines, as set forth below, all compensation for the Chief Executive Officer and the Company’s other executive officers as defined by SEC rules.

The Company’s executive compensation program consists of a base salary, and equity participation either in the form of options to purchase shares of the Company’s common stock or the granting of restricted shares of the Company’s common stock, which, in each case, vest over a two to four year period. In addition, the Company may pay discretionary bonuses based on the Compensation Committee’s assessment of the executive officer’s contribution to the Company during a particular period. The Compensation Committee has full discretion in proposing discretionary bonus awards for executive officers, which are then considered and approved by the Company’s entire board of directors. Since August 2005, the Compensation Committee has proposed, and the Company has made, one discretionary bonus award to an executive officer, in the amount of $25,000. In proposing this discretionary bonus award, the Compensation Committee considered the executive officer’s completion of a significant project on behalf of the Company, namely, overseeing the integration of the operations of two acquired companies with the operations of the Company.

The Compensation Committee is responsible for setting base salaries of the Company’s executive officers. In determining each executive officer’s base salary, the Compensation Committee considers the skill set of the executive officer, the number of employees supervised by the executive officer, the relative importance of the executive officer’s field of expertise to the business of the Company and the number of years of experience the executive officer has in his or her field of expertise. In addition, after the Compensation Committee evaluates the roles and responsibilities of the executive officer, each executive officer is allowed to invest in equity of the Company or is awarded equity in the form of restricted stock or stock options in connection with his or her employment. Equity-based compensation is awarded with the intention that total compensation received by the executive officer, over the term of employment, will reward executive performance that is accretive to long-term shareholder value. The relative amounts of each award are based upon the Compensation Committee’s perception of the executive officer’s ability over the term of employment to impact positively the overall operations, and address effectively the evolving organizational needs, of the Company.

The Compensation Committee intends, in setting the individual total compensation packages for the Company’s executive officers, that the total compensation received by such executive officers be at a level sufficient, taking into consideration the compensation received by executive officers of companies operating in the geographic regions in which the Company operates, the compensation received by executive officers in the ecommerce industry generally, and the compensation received by executive officers of companies with a comparable volume of revenue, to attract and retain executive officers possessing the desired qualities, talents and abilities. Although the Compensation Committee does not, in making these determinations, engage in a formal process of benchmarking or peer group comparison, its members do rely on such pertinent comparison data as is informally available to them.

The executive officers do not receive any other compensation or benefits other than standard benefits available to all employees, which primarily consist of health plans, the opportunity to participate in the Company’s 401(k) plan, basic life insurance and accidental death insurance coverage.

Equity Compensation Grants

The Compensation Committee is responsible for establishing and administering the Company’s equity compensation programs and for awarding equity compensation to the executive officers. To date, the sole forms of equity compensation awarded to or purchased by officers and employees have been restricted stock and stock options. The Compensation Committee believes that restricted stock and stock options are an important part of overall compensation because they align the interests of officers and other employees with those of our shareholders and create long-term incentives to maximize shareholder value.

Chief Executive Officer’s Compensation

The Compensation Committee considered the following factors in determining the compensation for fiscal 2006 for John C. Textor, Chairman of the Board and Chief Executive Officer during such period, the terms of his employment agreement with the Company and the Company’s financial performance for 2005. The base salary for Mr. Textor pursuant to the terms of his employment contract as of the beginning of the year was $90,000, subject to discretionary increases from time to time by the board of directors or the Compensation Committee. In November 2006, the board of directors approved increasing Mr. Textor’s annual base salary to $225,000. In increasing Mr. Textor’s base salary, the board of directors took into consideration the current compensation levels of chief executive officers of comparable public companies.

Base Salaries of Other Executive Officers

Executive officers’ salaries are determined pursuant to the terms of their respective employment agreements. In cases where base salary increases are at the discretion of the Compensation Committee pursuant to the terms of an executive officer’s employment agreement, the Compensation Committee annually reviews base salaries and any increases are based on the Company’s overall performance and the executive’s individual performance during the preceding year.

Review of all Components of Executive Compensation

The Compensation Committee has reviewed all components of the executive officers’ compensation, including salary, bonus, equity compensation, and accumulated realized and unrealized stock option gains.

Employment Agreements

Prior to the eToys Direct Merger, the Company previously entered into employment agreements with each of the Named Executed Officers, which established such executive officer’s base salary and bonus, if applicable. Among other things, the employment agreements generally designated a period of employment, allowed the termination of the agreement by either party with notice, granted the right to participate in the Company’s discretionary bonus program and provided for severance, upon termination other than for cause.

Each of the Named Executive Officers resigned from his or her position as an executive officer of the Company effective as of the consummation of the eToys Direct Merger. For more information regarding the severance payments made to the Named Executive Officers upon termination of their employment and related matters see “Transactions with Related Persons—BabyUniverse Employment Agreements.”

Prior to the eToys Direct Merger, eToys Direct entered into employment agreements with its executive officers Michael J. Wagner, Frederick Hurley, Christopher Cummings and Craig Currie. Effective upon consummation of the eToys Direct Merger, Messrs. Wagner, Hurley and Cummings were appointed as President and Chief Executive Officer, Senior Vice President and Chief Merchant and Senior Vice President and Chief Information Officer, respectively, of the Company and Mr. Currie was appointed Vice President My Twinn and Baby Products. The employment agreements of these executive officers remained in place following the eToys Direct Merger, but are expected to be revised to reflect the changes arising from the eToys Direct Merger. For more information regarding these employment agreements, see “Transactions with Related Persons—eToys Direct Employment Agreements.”

Summary Compensation Table

The following table presents certain summary information, as applicable, for the fiscal years ended December 31, 2006, 2005 and 2004 concerning compensation earned for services rendered in all capacities to the Company and its subsidiaries by John C. Textor and Michael R. Hull, the individuals serving as our principal executive officer and principal financial officer, at December 31, 2006, the three most highly compensated executive officers (other than the principal executive officer and the principal financial officer) who were serving as executive officers at December 31, 2006, and two additional individuals who were no longer serving as executive officers at December 31, 2006 (the “Named Executive Officers”) during the covered periods. In accordance with the newly promulgated rules of the Securities and Exchange Commission related to Executive Compensation disclosure, this table includes newly required information only for the Company’s fiscal year ended December 31, 2006.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John C. Textor(2)	2006	$121,154	—	—	—	—	—	—	$121,154
Chief Executive Officer	2005	$71,539	—	—	—	—	—	—	$71,539
	2004	—	—	—	—	—	—	—	—

Robert Brown	2006	$105,442	—	$17,592	—	—	—	—	$123,034
Former Chief Financial Officer	2005	$84,038	—	—	—	—	—	—	$84,038

Georgianne Brown	2006	$104,577	$25,000	$12,315	—	—	—	—	$141,892
President—Mainstream ecommerce	2005	$41,754	—	—	—	—	—	—	$41,754

John Studdard	2006	$131,539	—	—	$40,036	—	—	—	$171,574
Executive Vice President—New Media

Michael R. Hull	2006	$5,192	—	—	—	—	—	—	$5,192
Chief Financial Officer

Karen Adams	2006	$131,250	—	—	—	—	—	—	$131,250
Former President—Posh Tots, Inc.

Stuart Goffman(1)	2006	$139,984	—	—	—	—	—	—	$139,984
Former President and Chief Operating Officer	2005	$139,984	—	—	—	—	—	—	$139,984
	2004	$141,907	—	—	—	—	—	—	$141,907

(1)	In October 2007, in connection with the eToys Direct Merger, John C. Textor, Georgianne Brown, John Studdard and Michael Hull resigned from their respective positions as executive officers of the Company. Mr. Textor continues as Chairman of the Board of the Company. Mr. Brown resigned his position with the Company in October 2006.

(2)	In April 2005, John C. Textor assumed the office of Chief Executive Officer, and Stuart Goffman, our then President and Chief Executive Officer, became our President and Chief Operating Officer, positions he resigned in October 2006.

(3)	Stock awards consist of restricted shares of the Company’s common stock. In July 2005, the Company granted Mr. Brown and Ms. Brown restricted shares of its commons stock of 42,222 and 29,555 shares, respectively. The restricted shares were valued at $52,777 and $36,943 based upon the fair value of the shares on the date of the grant of $1.25 per share. The compensation expense related to these shares has been recognized ratably over the vesting period. In addition, in December 2006, Mr. Hull was granted 25,000 restricted shares with a fair market value of $171,000, based upon the last reported sale price of the Company’s common stock on the date of the grant, which vest over a four year period. The Company began recording compensation expense for Mr. Hull’s shares in January 2007.

(4)	Mr. Studdard was granted options in April 2006 to purchase 50,000 shares of the Company’s common stock with an exercise price of $9.86 per share, the fair market value on the date of the grant. These options vest in quarterly intervals over a three-year period. The options were valued using the Black-Scholes option pricing model and are being recognized as compensation expense in accordance with SFAS 123R. Pursuant to an amendment, dated as of August 27, 2007, the stock option agreement between the Company and Mr. Studdard covering these options was modified to provide that all other such options were cancelled upon the closing of the eToys Direct Merger, in exchange for the simultaneous automatic exercise, on a cashless basis, of his right under such agreement to receive an aggregate of 15,000 shares of the Company’s common stock.

Grants of Plan-Based Awards

The following table sets forth information concerning the grants of plan-based awards to the Named Executive Officers under the Company’s 2005 Stock Incentive Plan during its last completed fiscal year:

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C. Textor		—	—	—	—	—	—	—	—	—	—
Stuart Goffman		—	—	—	—	—	—	—	—	—	—
Robert Brown		—	—	—	—	—	—	—	—	—	—
Georgianne Brown		—	—	—	—	—	—	—	—	—	—
John Studdard	4/03/06	—	—	—	—	—	—	—	50,000	$9.86	$9.86
Michael R. Hull	12/11/06	—	—	—	—	—	—	25,000	—	—	$6.84
Karen Adams(1)	1/13/06	—	—	—	—	—	—	—	30,000	$8.10	$8.10

(1)	In September 2006, Karen Adams left the Company’s employment. Ms. Adams’ options were forfeited effective as of the date she left the Company.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of the end of the 2006 fiscal year:

Outstanding Equity Awards at December 31, 2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested
John C. Textor	—	—	—	—	—	—	—	—	—
Stuart Goffman	—	—	—	—	—	—	—	—	—
Robert Brown	—	—	—	—	—	—	—	25,333	$183,664
Georgianne Brown	—	—	—	—	—	—	—	18,999	$137,743
John Studdard	8,333	41,667	41,667	$9.86	4/3/09	—	—	—	—
Michael R. Hull	—	—	—	—	—	—	—	25,000	$181,250
Karen Adams	—	—	—	—	—	—	—	—	—

The following table provides information regarding the options exercised by, and the vesting of stock for, the Named Executive Officers during fiscal 2006 and the value realized on such exercise or vesting:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares of Stock Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
John C. Textor	—	—	—	—
Stuart Goffman	—	—	—	—
Robert Brown	—	—	16,890	$130,898
Georgianne Brown	—	—	10,556	$89,409
John Studdard	—	—	—	—
Michael R. Hull	—	—	—	—
Karen Adams	—	—	—	—

(1)	Based on the fair market value of our common stock on the date of vesting.

Pension Benefits and Nonqualified Deferred Compensation

The Company has not provided, and does not currently provide, any form of post-retirement benefits to its employees or any of the Named Executive Officers. In addition, the Company has never had, and currently does not have, any nonqualified deferred compensation plans in place.

TRANSACTIONS WITH RELATED PERSONS

BabyUniverse Employment Agreements

Prior to the eToys Direct Merger, the Company previously entered into employment agreements with John C. Textor, its Chairman of the Board and former Chief Executive Officer, Jonathan Teaford, its former Executive Vice President, Robert Brown, its former Chief Financial Officer, Georgianne K. Brown, its former Executive Vice President of Marketing, John Studdard, its former Executive Vice President for New Media, and Michael R. Hull, its former Chief Financial Officer. Mr. Brown resigned his position in October 2006. Following the eToys Direct Merger, upon the termination of employment of these individuals, each of the following former executive officers of the Company received a lump sum payment of the amount indicated next to the name of each person as a severance payment pursuant to the terms of each of their employment agreements:

Name	Amount
John C. Textor	$56,250
Jonathan Teaford	$30,000
Georgianne K. Brown	$35,000
John Studdard	$60,000
Michael Hull	$11,250

In addition, following the eToys Direct Merger and upon the termination of employment of these individuals, all remaining unvested options to purchase the Company’s common stock granted to Mr. Studdard vested in full (the total grant was 50,000 shares) and were cancelled in exchange for the issuance of 15,000 shares of the Company’s common stock, and all shares of unvested restricted stock previously granted to each of Mr. Hull and Ms. Brown immediately vested, resulting in the issuance of, respectively, 10,555 and 25,000 shares of the Company’s common stock.

Each of these agreements also prohibits the former employees from competing with the Company with respect to any business that is engaged in selling brand name baby, toddler, kids or maternity products, for the period of employment and for three years thereafter. The agreements also prohibit the former employees from soliciting the Company’s customers to divert their business away from us or soliciting our employees or independent contractors to work for a business that competes with us, or for our suppliers, for the period of his or her employment and for three years thereafter. These provisions remain in effect following the eToys Direct Merger for the period indicated.

eToys Direct Employment Agreements

Prior to the eToys Direct Merger, eToys Direct entered into an employment agreement with Michael J. Wagner. The agreement provides that Mr. Wagner is entitled to an annual base salary of not less than $250,000, an annual bonus pursuant to eToys Direct’s annual bonus plan and the same health, retirement and other benefits as eToys Direct provides to similarly situated employees. The term of the agreement, as amended in May 2006, expires on January 31, 2008. If Mr. Wagner’s employment is terminated by eToys Direct without “cause” (as defined in the employment agreement), he will be entitled to continue to receive his base salary for a period of 12 months following such termination. In the event that Mr. Wagner voluntarily resigns his employment for “good cause” (as defined in the employment agreement), he will be entitled to continue to receive his base salary for a period of six months following such termination. Mr. Wagner’s employment agreement contains standard confidentiality covenants and subjects Mr. Wagner to standard non-competition and non-solicitation obligations during the term of his employment and for 6 months thereafter.

Prior to the eToys Direct Merger, eToys Direct entered into employment agreements with certain of its other executive officers. The terms of these individuals’ agreements are substantially similar to those in Mr. Wagner’s agreement, except with respect to their annual base salaries and the amount of severance. In the event of a termination by eToys Direct without “cause,” or by the executive for “good cause,” these individuals are only entitled to continued base salary for a period of six months following such termination. The individuals who are parties to these agreements, as well as their annual base salaries, are as follows: (i) Frederick Hurley ($235,000); (ii) Christopher Cummings ($195,000) and (iii) Craig Currie ($176,000).

Barry Hollingsworth joined eToys Direct in August 2007 as Vice President and Chief Financial Officer. Mr. Hollingsworth does not currently have an employment agreement with eToys Direct. Mr. Hollingsworth is entitled to an annual base salary of $200,000, an annual bonus pursuant to eToys Direct’s annual bonus plan and the same health, retirement and other benefits as eToys Direct provides to similarly situated employees.

The foregoing employment agreements or arrangements remained in place following the eToys Direct Merger and the Company anticipates that The Parent Company will enter into new employment agreements with these individuals.

BabyUniverse Equity Financing

Prior to the eToys Direct Merger, on September 22, 2006, the Company closed on $2 million in new equity financing. The equity financing was provided by affiliates of Wyndcrest Holdings, LLC, a company controlled by John C. Textor, the Company’s Chairman. In connection with the financing, the Company received aggregate proceeds of approximately $2 million, based on the issuance of 263,852 shares of the Company’s common stock priced at $7.58 per share, a 7.5% premium to the last reported sale price on September 22, 2006.

BabyUniverse Loan Agreement

Prior to the eToys Direct Merger, on December 29, 2006, the Company entered into a Loan Agreement (the “Lydian Loan Agreement”) with Lydian Private Bank, pursuant to which Lydian Private Bank provided a term loan of $2,000,000 to the Company (the “Lydian Loan”), evidenced by a Promissory Note in the principal amount of $2,000,000 dated December 29, 2006 (the “Lydian Note”). The Lydian Loan bore interest at a floating rate of interest equal to the base rate on corporate loans posted by at least 75% of the nation’s largest banks, known as the “Wall Street Journal Prime,” which interest was payable monthly beginning on February 1, 2007. The maturity date of the Lydian Loan was July 1, 2008, at which time all outstanding principal and accrued but unpaid interest thereunder was required to be repaid to Lydian Private Bank. As security for the Lydian Loan, Wyndcrest BabyUniverse Holdings II, LLC, a Florida limited liability company, and Wyndcrest BabyUniverse Holdings III, LLC, a Florida limited liability company, each of which is controlled by Mr. Textor, pledged to Lydian Private Bank shares of the Company’s common stock held by them, which shares also served as collateral under a loan previously extended to such pledgors by Lydian Private Bank. In addition, each such pledgor and Mr. Textor executed a guaranty of the Lydian Loan in favor of Lydian Private Bank.

Prior to the consummation of the eToys Direct Merger, Lydian Private Bank assigned and transferred the Lydian Loan, and all of its rights, title and interest in and to the Lydian Loan Agreement, the Lydian Note and the other documents and instruments executed in connection therewith (the “Lydian Loan Documents”), to Lydian Trust Company (“Lydian Trust”), and Lydian Trust and the Company entered into a Subscription and Loan Satisfaction Agreement pursuant to which the Lydian Loan Documents were amended to provide that the Company’s payment to Lydian Trust of $1,100,000 in cash and the Company’s issuance to Lydian Trust of an aggregate of 145,985 shares of its common stock, in each case upon the closing of the eToys Direct Merger, would be deemed payment in full of the Lydian Loan. In addition, Wyndcrest BabyUniverse Holdings II, LLC and Wyndcrest BabyUniverse Holdings III, LLC agreed to provide price protection to Lydian Trust if it did not receive average net proceeds from the sale of such shares of at least $8.45 per share, in the amount of the shortfall. In connection with the eToys Direct Merger, the Company paid $1,100,000 in cash and issued 145,985 shares of its common stock to Lydian Trust in full repayment of the debt outstanding under the Lydian Loan.

eToys Direct Revolving Credit Agreement

Prior to the effectiveness of the eToys Direct Merger, eToys Direct entered into certain revolving credit agreements with D. E. Shaw eToys Acquisition Holdings, L.L.C., an affiliate of eToys Direct’s former and the Company’s current controlling stockholder, pursuant to which eToys Direct could borrow up to $50 million. As of October 12, 2007, an aggregate of $53,440,048 was outstanding under the credit agreement, accruing interest at a weighted average rate of Prime + 5% per annum. eToys Direct also entered into a revolving credit agreement with D. E. Shaw AQ-SP Series 2-01, L.L.C., an affiliate of eToys Direct’s former and the Company’s current controlling stockholder, pursuant to which eToys Direct borrowed $15 million. As of October 12, 2007, an aggregate of $16,032,014 was outstanding under the credit agreement, accruing interest at Prime + 5% per annum. In addition, on June 7, 2007, eToys Direct borrowed an additional $2,000,000 from D.E. Shaw AQ-SP Series 6-07, L.L.C., as evidenced by a promissory note. As of October 12, 2007, an aggregate of $2,137,602 was outstanding under the note, accruing interest at Prime + 5% per annum. In connection with and immediately prior to the consummation of the eToys Direct Merger, the $71,609,664 in debt outstanding under both revolving credit agreements and the promissory note was converted into eToys Direct common stock.

Loan Agreements with Certain Officers of eToys Direct

Prior to the eToys Direct Merger, D. E. Shaw eToys Acquisition Holdings, L.L.C., an affiliate of eToys Direct’s former and the Company’s current controlling stockholder, entered into Secured Limited Recourse Promissory Note and Pledge Agreements with 16 eToys Direct officers and other employees. These loans were originally secured by shares of eToys Direct common stock held by the obligors (shares of eToys Direct common stock were converted into shares of the Company’s common stock in the eToys Direct Merger). The obligors may prepay loan amounts at any time, but in the event that the obligors receive any payment or otherwise realize value in respect of the shares representing the collateral for their loans, 100% of such payment or value must be applied to the accrued but unpaid interest on the loans, and any remainder applied to the principal. Similarly, one third of any bonus paid to the obligors, net of taxes, must be applied to the loans in this manner. The loans must be fully repaid by May 10, 2011. As of September 27, 2007, the aggregate outstanding amount under these loans was $528,744.

Registration Rights Agreement

In connection with the consummation of the eToys Direct Merger, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with D. E. Shaw Acquisition Holdings 3, L.L.C. (“Holdings”), Michael J. Wagner, the Chief Executive Officer of the Company, John C. Textor, the Chairman of the Board of the Company, and three entities controlled by Mr. Textor, Wyndcrest BabyUniverse Holdings, LLC, Wyndcrest BabyUniverse Holdings II, LLC and Wyndcrest BabyUniverse Holdings III, LLC. Pursuant to the terms of the Registration Rights Agreement:

•

Holdings and Mr. Wagner were granted an aggregate of three demand registration rights, with respect to the shares of the Company’s common stock issued to them in the Merger, as well as unlimited rights to include such shares in any registration statement filed by the Company of its own volition or at the request of another shareholder having the right to make such a request;

•

Mr. Textor and the three controlled Wyndcrest entities were granted an aggregate of two demand registration rights with respect to the shares of Company’s common stock held by them, as well as unlimited rights to include such shares in any registration statement filed by the Company of its own volition or at the request of another shareholder having the right to make such a request;

•

Each of Mr. Textor and the three controlled Wyndcrest entities agreed that such person or entity would not transfer any shares of Company’s common stock, except in connection with the grant of a security interest pursuant to a bona fide lending transaction, during the period ending on the earlier to occur of (i) the second anniversary of the consummation of the eToys Direct Merger and (ii) the receipt by

Mr. Wagner and Holdings of an aggregate of $40 million in proceeds from the sale of shares of Company’s common stock. Notwithstanding the foregoing, Mr. Textor and the three controlled Wyndcrest entities will be able to sell shares of Company’s common stock during this restricted period on the following terms: (a) pursuant to the registration rights granted under the Registration Rights Agreement, beginning on or after the first anniversary of the consummation of the eToys Direct Merger; (b) pursuant to Rule 144 under the Securities Act of 1933 (without giving effect to the provisions of Rule 144(k)), beginning on the date that is six months following the consummation of the eToys Direct Merger; and (c) in a private sale to a third party, beginning on the date that is six months following the consummation of the eToys Direct Merger, provided that in connection with any such private sale, Mr. Wagner and Holdings have the right to participate in such sale, with the shares to be sold by each participant allocated pro rata based on the number of shares of Company’s common stock owned by each sale participant; and

•	Mr. Textor and the three controlled Wyndcrest entities are entitled to a similar right to participate in certain private sales of shares of Company’s common stock by Mr. Wagner and Holdings.

The description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to the copy of the Registration Rights Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 18, 2007.

Other Related Party Transactions

EToys Direct provides order processing, fulfillment and customer service to FAO Schwarz Inc., a wholly owned subsidiary of an affiliate of D.E. Shaw. For the fiscal year ended February 3, 2007, eToys Direct recognized $.6 million in net sales related to the provision of these services to FAO Schwarz Inc.

We have agreed to pay D. E. Shaw & Co., L.P., an affiliate of our controlling shareholder and the employer of Lauren Krueger, all compensation that Ms. Krueger would be entitled to receive as a non-employee director of the Company.

Review and Approval of Transactions with Related Persons

The board of directors of the Company reviews all known relationships and transactions in which the Company and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest therein. As required under SEC rules, such transactions that are determined to be directly or indirectly material to the Company or a related party, referred to as related-party transactions, are disclosed in our proxy statements filed with the SEC. It is the Company’s policy not to enter into any related party transaction reviewed by its board of directors unless the full board of directors has approved such transaction. In the course of its review and approval process, the board of directors considers, with the assistance of outside legal counsel to the extent deemed appropriate: the nature of the related party’s interest in the transaction; the material terms of the transaction, including the amount involved and type of transaction; the importance of the transaction to the related party and to the Company; whether the transaction would impair the ability of a director or executive officer to act in the best interests of the Company and its shareholders; and any other matters the board deems appropriate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information as of November 20, 2007, regarding the beneficial ownership of common stock of the Company by:

•	each person known to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock of the Company;

•	each of our current executive officers and directors;

•	all current directors and executive officers as a group; and

•

each of our Named Executive Officers immediately prior to the eToys Direct Merger, excluding Mr. Textor whose ownership information is included with that of our current directors and executive officers.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after November 20, 2007, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Unless otherwise specified, the address where each of the persons set forth in the table below is in care of BabyUniverse, Inc., 1099 18th Street, Suite 1800, Denver, Colorado 80202.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
5% Shareholders
D. E. Shaw Laminar Acquisition Holdings 3, L.L.C.(1)	15,289,378	63.3%
Gilder, Gagnon, Howe & Co, LLC(2)	1,343,474	5.6%
Wyndcrest Baby Universe Holdings III, LLC	1,209,006	5.0%
Executive Officers and Directors
Michael J. Wagner(3)	260,628	1.1%
Barry Hollingsworth	—	—
Christopher H. Cummings(4)	146,086		*
Frederick L. Hurley(5)	111,180		*
Craig K. Currie(6)	71,361		*
Pamela N. Abrams	—	—
Lauren Krueger	—	—
Frank Rosales	—	—
John V. Schaefer	—	—
John C. Textor(7)	2,070,525	8.6%
Edward J. Ulbrich	—	—
All directors and executive officers as a group (11 persons)	2,659,780	10.7%
Named Executive Officers(8)
Georgianne K. Brown	27,569		*
Robert Brown	42,222		*
Stuart Goffman	367,933	1.5%
Michael R. Hull	15,888		*
John Studdard	15,000		*

*	Represents beneficial ownership of less than one percent of the Company’s common stock.

(1)	Based on a Statement on Schedule 13D/A filed with the SEC on October 18, 2007 by D. E. Shaw Laminar Acquisition Holdings 3, L.L.C. (“Laminar Acquisition”), D. E. Shaw & Co., L.L.C. (“DESCO LLC”), D. E. Shaw & Co., L.P (“DESCO LP”) and David E. Shaw. Such shares are legally owned by Laminar Acquisition. DESCO LLC, as Laminar Acquisition’s manager, and DESCO LP, as Laminar Acquisition’s investment adviser, may be deemed to have shared voting and dispositive power with respect to such shares. D. E. Shaw & Co. II, Inc. (“DESCO II, Inc.”), as the managing member of DESCO LLC, and D. E. Shaw & Co., Inc. (“DESCO Inc.”), as the general partner of DESCO LP, may also be deemed to have shared voting and dispositive power over such shares. By virtue of his position as president and sole shareholder of DESCO II, Inc. Mr. Shaw may also be deemed to have shared voting and dispositive power with respect to such shares. Each of DESCO LLC, DESCO LP, DESCO, Inc., DESCO II, Inc. and Mr. Shaw disclaims beneficial ownership with respect to such shares. The address of D. E. Shaw Laminar Acquisition Holdings 3, L.L.C. is 120 West 45th Street, 39th Floor, New York, NY 10036.

(2)	Based on a Statement on Schedule 13G/A filed with the SEC on August 10, 2007. The address for Gilder, Gagnon, Howe & Co. LLC, as reflected therein, is 1775 Broadway, 26th Floor, New York, NY 10019.

(3)	Includes 27,925 shares of Company common stock subject to outstanding options which are exercisable within 60 days after November 20, 2007.

(4)	Includes 18,099 shares of Company common stock subject to outstanding options which are exercisable within 60 days after November 20, 2007.

(5)	Includes 18,099 shares of Company common stock subject to outstanding options which are exercisable within 60 days after November 20, 2007.

(6)	Includes 13,186 shares of Company common stock subject to outstanding options which are exercisable within 60 days after November 20, 2007.

(7)	Includes 28,460 shares owned by Wyndcrest BabyUniverse Holdings, LLC, 579,458 shares owned by Wyndcrest BabyUniverse Holdings II, LLC and 1,209,006 shares owned by Wyndcrest BabyUniverse Holdings III, LLC. John C. Textor holds sole investment and voting power over the shares held by the Wyndcrest entities.

(8)	The Named Executive Officers resigned from their respective positions as executive officers of the Company effective upon consummation of the eToys Direct Merger.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in their ownership of common stock. Officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% shareholders were complied with, except that John C. Textor reported the acquisition on December 15, 2006 of 3,700 shares of our common stock on a Form 4 filed with the SEC on December 21, 2006.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Independent Accountant

Our Audit Committee previously appointed Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) to be our independent auditors for the fiscal year ending December 31, 2006, and anticipates appointing Ernst & Young LLP to be our independent auditors for our fiscal year ending February 2, 2008.

Audit Fees

The aggregate fees billed by Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) for fiscal 2006 and 2005 for professional services rendered for the audit of our annual financial statements and for the review of the financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagement for those fiscal years were $198,980 and $113,307, respectively.

Audit Related Fees

The aggregate fees billed by Singer Lewak for fiscal 2006 and 2005 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including the audit of financial statements related to acquisition candidates, and other than those services reported under “Audit Fees” above, for those fiscal years were $158,455 and $108,132, respectively.

Tax Fees

The aggregate fees billed by Singer Lewak for fiscal 2006 and 2005 for professional services rendered for tax compliance, tax advice and tax planning were $24,494 and $4,798, respectively.

All Other Fees

No fees were billed by Singer Lewak for fiscal 2006 and 2005, other than for the services described above under “Audit Fees,” “Audit Related Fees” and “Tax Fees”.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee has a policy of considering and, if deemed appropriate, approving, on a case by case basis, any audit or permitted non-audit service proposed to be performed by our independent auditors in advance of the performance of such service. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not implemented a policy or procedure which delegates the authority to approve, or pre-approve, audit or permitted non-audit services to be performed by our independent auditors. In connection with making any pre-approval decision, the Audit Committee must consider whether the provision of such permitted non-audit services by our independent auditors is consistent with maintaining their status as our independent auditors.

Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Singer Lewak during fiscal year 2006, as described above.

BOARD OF DIRECTORS’ RECOMMENDATIONS AND REQUIRED SHAREHOLDER APPROVALS

On October 25, 2007, our board of directors considered and unanimously approved the Reincorporation Merger and recommended that the shareholders adopt the Reincorporation Merger and approve each of the actions contemplated thereby. On such date, our board of directors also unanimously approved the 2007 Incentive Plan and nominated Ms. Krueger and Mr. Ulbrich for election as Class II directors for a three year term expiring at our annual meeting in 2010 or until their respective successors are duly elected and qualified. Pursuant to our articles of incorporation, the affirmative consent of the holders of 75% of the Company’s voting power was required to approve each of these actions. Requisite shareholder approval was obtained by the execution of written consents from the holders of approximately                      of the              shares of common stock of the Company outstanding as of the Record Date, thus allowing the Company to take or otherwise give effect to the proposed actions on or about                     , 2007, without a meeting of shareholders.

The information contained in this Information Statement constitutes the only notice any shareholder of the Company will be provided.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associate of the foregoing persons has any substantial interest, direct or indirect, in the Company’s change of its state of incorporation or the approval and adoption of the 2007 Incentive Plan or the election of Class II directors that differs from that of other shareholders of the Company, except that (1) our directors and officers are eligible to receive awards under the 2007 Incentive Plan and (2) D. E. Shaw & Co., L.P., an affiliate of our controlling shareholder, will receive all compensation payable to Lauren Krueger as a non-employee director of the Company. In addition, the members of the board of directors may be deemed to have a personal interest in effecting the reincorporation, because, as directors of the Company, they may personally benefit from the limitations on liability contained in the Colorado Articles of Incorporation.

No director of the Company opposed the Reincorporation Merger, the approval and adoption of the 2007 Incentive Plan, or the election of the Class II directors.

SHAREHOLDERS’ PROPOSALS AND NOMINATIONS FOR 2008 ANNUAL MEETING

Inclusion of Proposals in Our Proxy Statement and Proxy Card under the Rules of the Securities and Exchange Commission

Any proposal of a shareholder intended to be included in our proxy statement and form of proxy for our 2008 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by us a reasonable time before we begin to print and mail our proxy materials.

Bylaw Requirements for Shareholder Submission of Nominations and Proposals

The Colorado Bylaws include requirements that shareholders must comply with in order to nominate persons for election as directors. The Colorado Bylaws require that, in order for a shareholder to nominate a person for election to the board of directors or propose business to be considered by the shareholders at an annual meeting, the shareholder must be entitled to vote at the meeting, must provide a written notice to our corporate Secretary, c/o BabyUniverse, Inc., 1099 18th Street, Suite 1800, Denver, Colorado 80202, and must be a shareholder of record at the time of giving the notice. The notice must specify (1) the name and address of the shareholder who intends to make the nomination(s) or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (2) a representation that the shareholder is a holder of record and intends to vote such stock at such meeting and, in the case of nomination of a director or directors, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (3) in the case of nomination of a director or directors, a description of all arrangements or understandings between the shareholder and each nominee or any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (4) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act had the nominee been nominated or the matter been proposed by the board of directors, and (5) in the case of nomination of a director or directors, the consent of each nominee to serve as a director if so elected.

The Colorado Bylaws require that a shareholder’s notice relating to the annual meeting be delivered not less than 120 or more than 150 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary date of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 15th day following the day on which public announcement of the date of such meeting is first made. In order for a shareholder notice to be timely made with respect to our 2008 annual meeting of shareholders, such notice must be delivered to our corporate Secretary not later than the close of business on the later of the 90th day prior to our 2008 annual meeting or the 15th day following the day on which public announcement of the date of our 2008 annual meeting is first made.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the shareholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of this Information Statement or other communications to the shareholder in the future. In the event a shareholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (303) 228-9000, or by mail to our address at 1099 18th Street, Suite 1800, Denver, Colorado 80202.

WEBSITE REFERENCES

This Information Statement includes references to our website address. Our website address is intended to provide an inactive, textual reference only. The information on our website is not part of this Information Statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, we file periodic reports, documents and other information with the SEC relating to the our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s common stock, and we will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge from our transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, Phone: (718) 921-8261, Fax: (718) 921-8337, E-Fax: (718) 765-8712.

EXHIBIT INDEX

A.	Agreement and Plan of Merger
B.	Articles of Incorporation of The Parent Company
C.	Bylaws of The Parent Company
D.	2007 Long-Term Incentive Plan

Exhibit A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of                     , 2007, is entered into between BabyUniverse, Inc., a Florida corporation (“BabyUniverse”), and The Parent Company, a Colorado corporation and a wholly owned subsidiary of BabyUniverse (“TPC”).

RECITALS

WHEREAS, the respective Boards of Directors of BabyUniverse and TPC have determined that, for purposes of effecting the reincorporation of BabyUniverse in the State of Colorado, it is advisable and in the best interests of BabyUniverse, TPC and their shareholders that BabyUniverse merge with and into TPC upon the terms and subject to the conditions set forth herein (the “Reincorporation Merger”); and

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Reincorporation Merger to qualify as a reorganization under the provisions of Section 368 of the Code; and

WHEREAS, the respective Boards of Directors of BabyUniverse and TPC have duly adopted and approved the Reincorporation Merger pursuant to this Agreement, and the Board of Directors of BabyUniverse has directed that this Agreement be submitted for approval by vote of the holders of shares of common stock, par value $0.001 per share, of BabyUniverse (the “BabyUniverse common stock”).

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto set forth herein, the parties hereto agree as follows:

ARTICLE I

THE REINCORPORATION MERGER; EFFECTIVE TIME

1.1. The Reincorporation Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), BabyUniverse shall be merged with and into TPC, whereupon the separate existence of BabyUniverse shall cease. TPC shall be the surviving corporation (sometimes hereinafter referred to as the “Surviving Corporation”) in the Reincorporation Merger and shall continue to be governed by the laws of the State of Colorado. The Reincorporation Merger shall have the effects specified in the Colorado Business Corporation Act and the Colorado Corporations and Associations Act, each as amended, and in the Florida Business Corporation Act, as amended (the “FBCA”), and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of BabyUniverse, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of BabyUniverse, including, without limitation, all stock option, stock incentive, employee benefit and other equity-based award plans, and all indebtedness, of BabyUniverse.

1.2. Effective Time. Provided that the condition set forth in Article V has been fulfilled or waived in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Article VI, on the date of the closing of the Reincorporation Merger, BabyUniverse and TPC shall cause Articles of Merger to be executed and filed with the Secretary of State of Florida (the “Florida Articles of Merger”) and a Statement of Merger to be filed with the Secretary of State of Colorado (the “Colorado Statement of Merger”). The Reincorporation Merger shall become effective upon the date and time specified in the Florida Articles of Merger and the Colorado Statement of Merger (the “Effective Time”).

ARTICLE II

ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

2.1. Articles of Incorporation. The articles of incorporation of TPC in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation, until amended in accordance with the provisions thereof or applicable law.

2.2. Bylaws. The bylaws of TPC in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with the provisions thereof or applicable law.

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

3.1. Officers. The officers of BabyUniverse at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed or until their earlier death, resignation or removal.

3.2. Directors. The directors and the members of the various committees of the board of directors of BabyUniverse at the Effective Time shall, from and after the Effective Time, be the directors and members of such committees of the Surviving Corporation, until their successors have been duly elected or appointed or until their earlier death, resignation or removal.

ARTICLE IV

EFFECT OF MERGER ON CAPITAL STOCK

4.1. Effect of Merger on Capital Stock. At the Effective Time, as a result of the Reincorporation Merger and without any action on the part of BabyUniverse, TPC, their shareholders, or any other person:

(a) Each share of BabyUniverse common stock issued and outstanding immediately prior the Effective Time shall be converted into and exchanged for one fully paid and non-assessable share of common stock, par value $0.001 per share, of TPC (the “TPC common stock”).

(b) TPC shall assume and continue any and all stock option, stock incentive, employee benefit and other equity-based award plans theretofore adopted by BabyUniverse. Each outstanding and unexercised option, other right to purchase, or security convertible into, BabyUniverse common stock (a “Right”) shall become an option, right to purchase, or security convertible into TPC common stock, respectively, on the basis of one share of TPC common stock for each one share of BabyUniverse common stock issuable pursuant to such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to such Right immediately prior to the Effective Time.

(c) A number of shares of TPC common stock shall be reserved for issuance upon the exercise or conversion of Rights equal to the number of shares of BabyUniverse common stock so reserved immediately prior to the Effective Time.

(d) Each share of TPC common stock issued and outstanding immediately prior to the Effective Time shall be cancelled and returned to the status of authorized but unissued shares.

4.2. Exchange of Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of BabyUniverse common stock, or options, warrants, purchase rights, units or other securities of BabyUniverse, if any, shall be deemed for all purposes to evidence ownership of and to represent the shares of TPC common stock, or options, warrants, purchase rights, units or other securities of TPC, if any, as the case may be, into which the shares of BabyUniverse common stock, or options, warrants, purchase rights, units or other securities of BabyUniverse represented by such certificates have been converted as herein provided, and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of TPC common stock, or options, warrants, purchase rights, units or other securities of TPC, if any, as the case may be, evidenced by such outstanding certificate, as above provided.

4.3. Rights of Former Holders. From and after the Effective Time, no holder of certificates which evidenced BabyUniverse common stock immediately prior to the Effective Time shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of TPC common stock into which such BabyUniverse common stock shall have been converted pursuant to the Reincorporation Merger.

ARTICLE V

CONDITION

The respective obligation of each party hereto to effect the Reincorporation Merger is subject to receipt before the Effective Time of the requisite approval of this Agreement and the transactions contemplated hereby by the shareholders of BabyUniverse pursuant to the FBCA and the articles of incorporation and bylaws of BabyUniverse.

ARTICLE VI

TERMINATION

This Agreement may be terminated, and the Reincorporation Merger may be abandoned, at any time before the Effective Time, whether before or after approval of this Agreement by the shareholders of BabyUniverse, if the board of directors of BabyUniverse determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation Merger would be inadvisable or not in the best interests of BabyUniverse and its shareholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either BabyUniverse or TPC, or any of their respective shareholders, directors or officers.

ARTICLE VII

MISCELLANEOUS AND GENERAL

7.1. Further Assistance. From and after the Effective Time, as and when required by TPC or its successors or assigns, there shall be executed and delivered on behalf of BabyUniverse such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in TPC the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of BabyUniverse, and otherwise to carry out the purposes of this Agreement, and the officers and directors of TPC are fully authorized in the name and on behalf of BabyUniverse or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

7.2. Modification or Amendment. Subject to the provisions of applicable law, at any time before the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made after the approval of this Agreement by the shareholders of BabyUniverse shall not change the amount or kind of shares to be received under this Agreement by the shareholders of BabyUniverse or change any other terms and conditions of this Agreement if such change would materially and adversely affect the shareholders of BabyUniverse.

7.3. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts together constituting the same agreement.

7.4. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties with respect to the subject matter hereof.

7.5. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.7. Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

BabyUniverse, Inc.

By:
Name:	Michael J. Wagner
Title:	President and Chief Executive Officer

The Parent Company

By:
Name:	Michael J. Wagner
Title:	President and Chief Executive Officer

Exhibit B

ARTICLES OF INCORPORATION

OF

THE PARENT COMPANY

ARTICLE I

NAME

The name of the corporation is The Parent Company (the “Corporation”).

ARTICLE II

REGISTERED AGENT

The name and address of the initial registered agent of the Corporation in the State of Colorado are The Corporation Company, 1675 Broadway, Suite 1200, Denver, CO 80202.

ARTICLE III

PRINCIPAL OFFICE

The address of the initial principal office of the Corporation is 1099 18th Street, Suite 1800, Denver, Colorado 80202.

ARTICLE IV

CAPITAL STOCK

A. Authorized Capital Stock. The aggregate number of shares which the Corporation is authorized to issue is one hundred million (100,000,000), consisting of ninety million (90,000,000) shares of Common Stock, par value $0.001 per share, and ten million (10,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

B. Issuance of Preferred Stock. The Board of Directors of the Corporation is expressly authorized, at any time and from time to time, to provide for the issuance of the shares of Preferred Stock in one or more series and, with respect to each such series, to determine the designation, preferences, limitations and relative rights thereof.

C. Cumulative Voting. Cumulative voting shall not be permitted in the election of directors.

D. Action by Shareholders Without a Meeting. Any action required or permitted by the Colorado Business Corporation Act (as amended from time to time, the “CBCA”) to be taken at a shareholders’ meeting may be taken without a meeting if shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing.

ARTICLE V

BOARD OF DIRECTORS

A. Number. The number of persons constituting the Board of Directors of the Corporation shall be fixed by or in the manner provided in the Bylaws of the Corporation.

B. Staggered Terms. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 2008 annual meeting of shareholders; Class II directors shall initially serve until the 2009 annual meeting of shareholders; and Class III directors shall initially serve until the 2010 annual meeting of shareholders; and, in each case, until the election and qualification of their respective successors in office. Commencing with the annual meeting of shareholders in 2008, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as equally as possible.

C. Removal. A director of the Corporation may be removed only for cause.

ARTICLE VI

INDEMNIFICATION

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives ) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors or the shareholders of the Corporation. The right to indemnification conferred by this Article shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article to the directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

LIMITATION OF DIRECTOR LIABILITY

A director’s personal liability to the Corporation and its shareholders shall be limited to the fullest extent permitted by the CBCA. Any repeal or modification of this Article shall not adversely affect any right or protection of a director hereunder existing at the time of such repeal or modification.

ARTICLE VIII

CORPORATE POWER

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation.

ARTICLE IX

INCORPORATOR

The name and mailing address of the incorporator of the Corporation are Thomas R. Stephens, 1899 Wynkoop, Suite 800, Denver, Colorado 80202.

Exhibit C

BYLAWS

OF

THE PARENT COMPANY

ARTICLE I

MEETINGS OF SHAREHOLDERS

1.1. Annual Meeting. The annual meeting of the shareholders of The Parent Company (the “Corporation”) shall be held each year at a date and hour fixed by the Board of Directors of the Corporation, the Chairman of the Board or the Chief Executive Officer, for the purpose of electing directors and transacting such other business as may come before the meeting.

1.2. Special Meetings. Special meetings of the shareholders may be called for any purpose at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Chief Executive Officer shall call a special meeting of the shareholders if the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed by shareholders owning, in the aggregate, shares representing not less than l0% of the votes entitled to be cast on any issue proposed to be considered at the meeting.

1.3. Place of Meetings. The Board of Directors may designate any place, either inside or outside the State of Colorado, as the place of meeting, whether called by the Board of Directors or otherwise. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

1.4. Notice to Shareholders.

(a) Written notice stating the place, date, and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, except that if the Colorado Business Corporation Act (the “CBCA”) requires that notice be given at least a specified number of days in advance of a particular meeting, that requirement shall control. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting, except as otherwise required by the CBCA.

(b) Notice shall be given personally or by mail, private carrier, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the Secretary to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

(c) A new notice of an adjourned meeting need not be given if the date, time and place of the adjourned meeting are announced before adjournment, except that if the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which could have been transacted at the original meeting.

(d) A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. By attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

1.5. Fixing of a Record Date. For the purpose of determining shareholders entitled to be given notice of a meeting of shareholders, to demand a special meeting, to vote, to receive distributions (other than distributions involving a purchase, redemption or other acquisition of the Corporation’s shares) or share dividends or to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the directors, (i) the record date for a meeting of shareholders shall be the day before the date on which notice of the meeting is first given to shareholders, (ii) the record date for a distribution shall be the date on which the resolution of the Board of Directors providing for the distribution is adopted, and (iii) the record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section, such determination shall apply to any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.6. Voting List.

(a) After the record date for a shareholders’ meeting has been fixed, the Secretary shall make a complete list of the shareholders entitled to be given notice of such meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment of such meeting, the list shall be kept on file at the principal office of the Corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held and shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 1.6 any holder of voting trust certificates) or an agent or attorney of a shareholder during regular business hours.

(b) Any shareholder or an agent or attorney of a shareholder may, upon written demand, copy the list of shareholders during regular business hours and during the period it is available for inspection, if (i) the shareholder has been a shareholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder’s interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect, (iv) the list is directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies.

(c) The shareholders list shall be available at the meeting and any shareholder or any agent or attorney of a shareholder shall be entitled to inspect the list at any time during the meeting or any adjournment.

1.7. Quorum and Manner of Acting. A majority of the votes entitled to be cast on any matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group at any meeting of shareholders. If a quorum is not present, a majority of the votes represented at the meeting may adjourn the meeting from time to time. If a quorum is present at the adjourned meeting, any business may be transacted that may have been transacted at the meeting as originally noticed. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, except the election of directors, unless otherwise provided by the CBCA, the Bylaws, or the Articles of Incorporation. Directors shall be elected by plurality vote as provided in the CBCA. Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

1.8 Action by Shareholders Without a Meeting. Any action required or permitted by the CBCA to be taken at a shareholders’ meeting may be taken without a meeting if shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote on such action were present and voted consent to such action in writing. The Board of Directors, in its sole discretion, may permit the delivery of any such writing or writings to the Corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the Corporation with a complete copy of such writings, including a copy of the signature to such writings.

1.9. Proxies.

(a) At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by the shareholder’s duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a facsimile or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the Secretary of the Corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the Corporation and is valid for eleven months, unless a different period is expressly provided in the appointment form or similar writing.

(b) Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

(c) Revocation of a proxy does not affect the right of the Corporation to accept the proxy’s authority unless (i) the Corporation had notice that the proxy was coupled with an interest and notice that such interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercise the proxy’s authority under the appointment. Other notice of revocation may, in the discretion of the Corporation, be deemed to include appearance at a shareholders’ meeting and voting in person on any matter subject to a vote at such meeting by the shareholder who granted the proxy.

(d) The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

(e) The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by the shareholder’s attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

1.10. Conduct of Meetings. The Chairman of the Board shall preside as chairman at each meeting of shareholders or, in the absence of the Chairman of the Board, the Chief Executive Officer shall so preside. If neither the Chairman of the Board nor the Chief Executive Officer are present at the meeting, the Board of Directors shall designate another officer of the Corporation to preside at the meeting. In the absence of a presiding officer determined in accordance with the preceding sentences of this Section, any person may be designated to preside at the meeting by a plurality vote of the shares represented and entitled to vote at the meeting. The chairman of the meeting shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting, the conduct of discussion, and the propriety of any proposal brought before the meeting.

1.11. Advance Notice of Shareholder Proposals and Director Nominations.

(a) Shareholders may nominate one or more persons for election as directors at the annual meeting of shareholders or propose business to be brought before the annual meeting of shareholders, or both, only if (i) such business is a proper matter for shareholder action under the CBCA and (ii) the shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations or to propose such business.

(b) To be timely, a shareholder’s notice relating to the annual meeting shall be delivered to the Secretary at the principal office of the Corporation not less than 120 or more than 150 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered to the Secretary at the principal office of the Corporation not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.

(c) To be in proper form a shareholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the shareholder who intends to make the nomination(s) or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (ii) a representation that the shareholder is a holder of record of stock of the Corporation, that the shareholder intends to vote such stock at such meeting and, in the case of nomination of a director or directors, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) in the case of nomination of a director or directors, a description of all arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the nominee been nominated or the matter been proposed by the Board of Directors and (v) in the case of nomination of a director or directors, the consent of each nominee to serve as a director of the Corporation if so elected.

(d) The chairman of a meeting of shareholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures. The business to be conducted at a special meeting of shareholders shall be limited to the business set forth in the notice of meeting sent by the Corporation.

(e) Notwithstanding the foregoing provisions of this Section 1.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations applicable to the Exchange Act with respect to matters set forth in this Section 1.11. Nothing in this Section 1.11 shall affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any shareholder a right to have any nominee included in the Corporation’s proxy statement.

ARTICLE II

DIRECTORS

2.1. Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

2.2. Number, Election and Term. The number of directors shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 2008 annual meeting of shareholders; Class II directors shall initially serve until the 2009 annual meeting of shareholders; and Class III directors shall initially serve until the 2010 annual meeting of shareholders; and, in each case, until the election and qualification of their respective successors in office. Commencing with the annual meeting of shareholders in 2008, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as equally as possible. A director of the Corporation may be removed only for cause.

2.3. Chairman of the Board. The Board of Directors may elect one of its members to be Chairman of the Board to serve at the pleasure of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such powers and duties as from time to time may be assigned by the Board of Directors. The Board of Directors may elect one or more directors to serve as Vice Chairman of the Board and to perform the duties of the Chairman of the Board in the Chairman of the Board’s absence.

2.4. Vacancies. Vacancies on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by an affirmative vote of the majority of the remaining directors, whether or not they constitute a quorum.

2.5. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for holding additional regular meetings without notice.

2.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer or at the request of two or more directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place for holding the special meeting.

2.7. Notice.

(a) Notice of any special meeting shall be given at least twenty four hours prior to the meeting by written notice either personally delivered or mailed to each director at the director’s business address, or by notice transmitted by electronically transmitted facsimile, electronic mail or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested. If notice is given by electronically transmitted facsimile, electronic mail or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

(b) A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the Corporation for filing with the corporate records. A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless at the beginning of the meeting, or promptly upon the director’s later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not vote for or assent to action taken at the meeting.

2.8. Quorum. A majority of the number of directors fixed by the Board of Directors pursuant to Section 2.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than such a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty (60) days at any one adjournment.

2.9. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

2.10. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the Board of Directors may be taken without a meeting if a written consent (which may be executed in counterparts) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section is effective at the time the last director signs a writing describing the action taken. Any director may revoke the director’s consent by a writing signed by the director and received by the President or the Secretary of the Corporation before the effectiveness of the action.

2.11. Meetings. Any director (or any member of a committee designated by the Board of Directors) may participate in a regular or special meeting of the Board of Directors or a committee of the Board of Directors through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting. A director or committee member participating in a meeting in this manner is deemed to be present in person at the meeting.

2.12 Committees.

(a) The Board of Directors may from time to time appoint one or more committees, each composed of two or more directors, and may invest such committees with any portion of the authority of the Board of Directors, except that no committee of the Board of Directors shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by the CBCA to be approved by shareholders, (iii) fill vacancies on the Board of Directors or any committee of the Board of Directors, (iv) amend the Articles of Incorporation, (v) adopt, amend or repeal the Bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the Board of Directors, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or officer to do so within limits specifically prescribed by the Board of Directors.

(b) Sections 2.6, 2.7, 2.8, 2.9, 2.10 and 2.11, which govern meetings, notice, waiver of notice, quorum, voting requirements, action without a meeting and telephonic meetings, shall apply to committees and their members appointed under this Section 2.12.

ARTICLE III

OFFICERS

3.1. General. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be a natural person eighteen years of age or older. The Board of Directors or an officer or officers authorized by the Board of Directors may appoint such other officers, assistant officers and agents, including Assistant Secretaries and Assistant Treasurers, as they may consider necessary. The Board of Directors or the officer or officers authorized by the Board of Directors shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation. One person may hold more than one office. In all cases where the duties of any officer or agent are not prescribed in the Articles of Incorporation or by the Board of Directors, such officer or agent shall follow the orders and instructions of the Chief Executive Officer or the President.

3.2. Appointment and Term in Office. The officers of the Corporation shall be appointed by the Board of Directors at each annual meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the Corporation, such appointments shall be made as soon after such meeting as may be convenient. Each officer shall hold office until the earlier of (i) such officer’s resignation, removal or death or (ii) the expiration of the term of the Board of Directors that appointed such officer, and in any case, until the officer’s successor has been duly appointed and qualified.

3.3. Resignation and Removal. An officer may resign at any time by giving written notice of resignation to the Corporation. The resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date. Any officer or agent may be removed at any time with or without cause by the Board of Directors or an officer or officers authorized by the Board of Directors. Such removal does not affect the contract rights, if any, of the Corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.

3.4. Chief Executive Officer. The Chief Executive Officer shall have the general powers and duties of supervision, management and direction over the business and policies of the Corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and any committee or the Board of Directors are carried into effect. The Chief Executive Officer shall also have, and may exercise, such further powers and duties as from time to time may be assigned by the Board of Directors.

3.5. President. The President shall oversee the day-to-day business operations of the Corporation. In the absence of the Chief Executive Officer, the President shall exercise the powers and duties of the Chief Executive Officer. The President shall also have, and may exercise, such further powers and duties as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

3.6. Secretary. The Secretary shall attend all meetings of the shareholders, Board of Directors or any committee of the Board of Directors and record all votes and keep minutes of all proceedings, see that proper notice is given of all meetings of the shareholders of the Corporation and of the Board of Directors and keep in safe custody the contracts, books and corporate records of the Corporation. The Secretary shall exercise any other powers and duties pertaining by law or practice to the office of Secretary or assigned by the Board of Directors, the Chief Executive Officer or the President.

3.7. Treasurer. The Treasurer shall be responsible for the keeping of proper books and financial records of all transactions of the Corporation, filing required reports to taxing and regulatory agencies, and exercising any other powers and duties pertaining by law or practice to the office of Treasurer or assigned by the Board of Directors, the Chief Executive Officer or the President.

3.8. Other Officers. The Board of Directors may appoint Vice Presidents and other officers and agents as from time to time may be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

ARTICLE IV

EXECUTION OF INSTRUMENTS; VOTING OF INTERESTS

4.1. Execution of Instruments. All agreements, contracts, indentures, mortgages, notes, bonds, guarantees, deeds, conveyances, transfers, checks, discharges, releases, satisfactions, settlements, affidavits, powers of attorney and other instruments or documents may be signed, executed, acknowledged, delivered or accepted on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President or such other officers, employees or agents as the Board of Directors or such designated officers may direct.

4.2. Voting of Ownership Interests. The Chief Executive Officer, the President, any Vice President or such other officers, employees or agents as the Board of Directors or such designated officers may direct are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of stock or other ownership interests in any other corporation, association, limited liability company, partnership or other entity standing in the name of the Corporation. The authority granted by this Section may be exercised either by any of the individuals in person or by any proxy or power of attorney duly executed by any such individual.

ARTICLE V

SHARES AND THEIR TRANSFER

5.1. Shares. Shares of the Corporation may but need not be represented by certificates. Upon request, any holder of uncertificated shares will be entitled to receive a certificate. Each certificate shall be in such form and shall contain such information consistent with law as shall be prescribed by the Board of Directors and shall be signed, either manually or by facsimile, by the Chief Executive Officer, the President or a Vice President, and by the Secretary, the Treasurer or an Assistant Secretary or Assistant Treasurer. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of such shares a written notice that shall set forth the name of the Corporation, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any other information as may be required by the CBCA or approved by the Board of Directors.

5.2. Transfer of Shares. Upon surrender to the Corporation or to a transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or, in the case of uncertificated shares, delivery of proper transfer instructions from the holder of such shares), in each case with such proof of authenticity of signature, documentary stamps and evidence of compliance with all applicable securities laws and other restrictions as the Corporation or its transfer agent may reasonably require, the Corporation shall issue a new certificate or evidence of uncertificated shares to the person entitled to such certificate or evidence, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the Corporation which shall be kept at its principal office or by the person and the place designated by the Board of Directors.

5.3 Lost Certificates. The Board of Directors may direct a new certificate or equivalent uncertificated shares to be issued in place of any previously issued certificate alleged to have been destroyed or lost if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the Board of Directors may require. The Board of Directors, in its discretion, may as a condition precedent to the issuance of a new certificate or equivalent uncertificated shares require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation relating to the allegedly destroyed or lost certificate.

5.4. Transfer Agents. The Board of Directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either inside or outside the State of Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

6.1. Indemnification.

(a) The Corporation shall indemnify its directors, officers and employees to the fullest extent authorized or permitted by law as in effect from time to time, and such right to indemnification shall continue as to a person who has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director, officer or employee (or his or her heirs, executors or personal or legal representatives ) in connection with a proceeding (or part or such proceeding) initiated by such person unless such proceeding (or part of such proceeding) was authorized or consented to by the Board of Directors or the shareholders of the Corporation. The right to indemnification conferred by this Section 6.1 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

(b) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to agents of the Corporation similar to those conferred in this Section 6.1 to the directors, officers and employees of the Corporation.

(c) The Corporation may enter into contracts with any of its directors, officers, employees and agents providing for the indemnification or advancement of expenses to such person to an extent not inconsistent with the CBCA.

(d) The rights to indemnification and to the advancement of expenses conferred in this Section 6.1 shall not be exclusive of any other right which any person may have or acquire under the Bylaws, the Articles of Incorporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

6.2. Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against, or incurred by, such person in that capacity or arising out of such status, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the Board of Directors, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

6.3. Notice to Shareholders. If the Corporation indemnifies or advances expenses to a director under Section 6.1 in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders’ meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

6.4. Repeal or Modification. Any repeal or modification of this Article VI shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer or employee of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

MISCELLANEOUS

7.1. Seal. The Board of Directors may adopt a corporate seal, which shall be circular in form and shall have inscribed on such seal the name of the Corporation and the words “Corporate Seal, Colorado”. The seal may be used by causing it or a facsimile of the seal to be impressed or affixed or otherwise reproduced.

7.2 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors and may be changed from time to time by the Board of Directors in its discretion.

7.3. Amendments. The Board of Directors shall have the power, to the maximum extent permitted by the CBCA, to make, amend and repeal the Bylaws of the Corporation at any regular or special meeting of the Board of Directors unless the shareholders, in making, amending or repealing a particular Bylaw, expressly provide that the directors may not amend or repeal such Bylaw. The shareholders also shall have the power to make, amend or repeal the Bylaws of the Corporation at any annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose.

Exhibit D

THE PARENT COMPANY

2007 Long-Term Incentive Plan

Section 1. Purpose. The purpose of this Plan is to advance the interests of the Company and its shareholders by providing incentives to certain Eligible Persons (as defined below) who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

Section 2. Definitions. The definitions applicable to this Plan are provided in Appendix A.

Section 3. Administration. The Committee shall administer this Plan and shall have all the powers vested in it by the terms of this Plan, such powers to include exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size and terms of the Award to be made to each Eligible Person selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements evidencing Awards made under this Plan. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding Awards previously granted by (i) the Company, (ii) any predecessor of the Company, or (iii) a company acquired by the Company or with which the Company combines. The number of Common Shares underlying such substitute awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan. The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described this Plan, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Participants. Notwithstanding the foregoing or any other provision of this Plan, the Committee shall not have the authority to accelerate the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1).

No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under this Plan, except for his own willful misconduct or as expressly provided by statute. In addition to all other rights of indemnification and reimbursement to which a member of the Committee and an officer of the Company may be entitled, the Company shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding or suit, except for his own willful misconduct or as expressly provided otherwise by statute. Expenses (including reasonable attorneys’ fees) incurred by such a member or officer in defending any such proceeding or suit shall be paid by the Company in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section.

Section 4. Participation. Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee in its discretion.

Section 5. Awards under this Plan.

(a) Types of Awards. Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Grants and (vi) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of this Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States).

(b) Maximum Number of Shares that May be Issued. There may be issued under this Plan (as Restricted Stock, as Restricted Stock Units, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than 2,400,000 Common Shares, subject to adjustment as provided in Section 15. No Eligible Person may receive Awards under this Plan for more than Common Shares in any one fiscal year of the Company, subject to adjustment as provided in Section 15. Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Common Shares issued as Restricted Stock, Restricted Stock Units or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights or, if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

(c) Rights with Respect to Common Shares and Other Securities. Except as provided in subsection 8(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Committee in its discretion, a Participant to whom an Award is made (and any person succeeding to such a Participant’s rights pursuant to this Plan) shall have no rights as a shareholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is required to be issued based upon the date any Award was exercised. In all events, a Participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a shareholder with respect to Common Shares related to such agreement until issuance to him of a stock certificate representing such shares.

Section 6. Stock Options. The Committee may sell Purchased Options or grant other Stock Options either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to Eligible Persons who are employees of the Company and who have Associated Awards only to the extent that such Associated Awards do not disqualify the Incentive Stock Option’s status as such under the Code. Each Stock Option granted or sold under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a) The exercise price of a Stock Option may be equal to or greater than the Fair Market Value of the Common Shares subject to such Stock Option at the time the Stock Option is granted, as determined by the

Committee; provided, however, that in the case of an Incentive Stock Option granted to an employee of the Company, the exercise price shall not be less than the Fair Market Value of the Common Shares subject to such Stock Option at the time the Stock Option is granted, or if granted to a Ten Percent Employee, such exercise price shall not be less than 110% of such Fair Market Value at the time the Stock Option is granted. In no event, however, will the exercise price per share of a Stock Option be less than the par value per share of a Common Share.

(b) The Committee shall determine the number of Common Shares to be subject to each Stock Option. In the case of a Stock Option awarded in conjunction with an Associated Award, the number of Common Shares subject to an outstanding Stock Option may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(c) Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish.

(d) A Stock Option shall not be exercisable:

(i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Stock Option, after the expiration of ten years from the date it is granted; and

(ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise as provided in subsection 6(i).

(e) The Committee shall determine in its discretion and specify in each agreement evidencing a Stock Option the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Stock Option; provided, however, that an Incentive Stock Option shall not be exercisable at a time that is beyond the time an Incentive Stock Option may be exercised in order to qualify as such under the Code.

(f) In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Common Shares (determined at the time of grant of the Stock Option) with respect to which incentive stock options are exercisable for the first time by an employee of the Company during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as is specified in the Code.

(g) It is the intent of The Company that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under this Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent. If a Stock Option is intended to be an Incentive Stock Option, and if for any reason such Stock Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as a Nonqualified Stock Option granted under this Plan; provided, that, such Stock Option (or portion thereof) otherwise complies with this Plan’s requirements relating to Nonqualified Stock Options. In no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of a Stock Option to qualify for any reason as an Incentive Stock Option.

(h) A Purchased Option may contain such additional terms not inconsistent with this Plan, including but not limited to the circumstances under which the purchase price of such Purchased Option may be returned to the holder of the Purchased Option, as the Committee may determine in its sole discretion.

(i) For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Common Shares, the surrender of another outstanding Award under this Plan or any combination thereof) as the Committee may determine in its discretion; provided, however, that, unless the Committee determines otherwise, for purposes of making such payment in Common Shares, such shares shall be valued at their Fair Market Value on the day of exercise and shall have been held by the Participant for a period of at least six (6) months.

Section 7. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

(a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. In the case of an Award of Stock Appreciation Rights awarded in conjunction with an Associated Award, the number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b) The Award of Stock Appreciation Rights shall not be exercisable:

(i) unless the Associated Award, if any, is at the time exercisable;

(ii) if the Associated Award is a Stock Option and the Fair Market Value per share of the Common Shares on the exercise date does not exceed the exercise price per share of such Stock Option; and

(iii) if the Associated Award is an Incentive Stock Option and the exercise of the Award of Stock Appreciation Rights would disqualify the Incentive Stock Option as such under the Code.

(c) The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Stock Appreciation Rights the effect, if any, the termination of the Participant’s employment with or performance of services for the Company shall have on the exercisability of the Award of Stock Appreciation Rights.

(d) An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award or to surrender unexercised an Associated Award (or any portion of such Associated Award) to The Company and to receive from The Company in exchange thereof, without payment to The Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the Fair Market Value of one share, at the time of such exercise, over the exercise price, times the number of shares subject to the Award or the Associated Award, or portion thereof, that is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.

(e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock

Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subsection 7(d) of this Agreement.

Section 8. Restricted Stock and Restricted Stock Units. The Committee may grant Awards of Restricted Stock and Restricted Stock Units either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter. Each Award of Restricted Stock or Restricted Stock Units under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions as the Committee, in its discretion, shall establish.

(a) The Committee shall determine the number of Common Shares to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b) Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee in its discretion shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate representing the Common Shares subject to such Award.

(c) Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period, ownership of such Common Shares, including the right to vote such Common Shares and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of The Company, shall be subject to the restrictions set forth in this Plan as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to this Plan.

(d) The Committee shall determine in its discretion and specify in each agreement evidencing an Award of Restricted Stock or Restricted Stock Units the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Restricted Period shall have on such Award of Restricted Stock.

(e) The Committee may grant Associated Awards of Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Shares, or other investment vehicles as the Committee may specify; provided that, unless otherwise determined by the Committee, Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

Section 9. Performance Grants. The Committee may grant Awards of Performance Grants either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter. The Award of a Performance Grant to a Participant will entitle him to receive a specified amount determined by the Committee (the “Actual Value”), if the terms and conditions specified in this Plan and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the applicable terms and conditions of this Section and this Plan, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, issued with respect to the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an agreement in such form and substance as is determined by the Committee.

(a) The Committee shall determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Associated Award. As determined by the Committee, the maximum value of each Performance Grant (the “Maximum Value”) shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount that varies from time to time based in whole or in part on the then current value of the Common Shares, Other Company Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b) The award period (“Award Period”) related to any Performance Grant shall be a period determined by the Committee. At the time each Award is made or within the first 90 days of any performance period, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company or one or more of its divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

(c) The Committee shall determine in its discretion and specify in each agreement evidencing a Performance Grant the effect, if any, the termination of the Participant’s employment with or performance of services for the Company during the Award Period shall have on such Performance Grant.

(d) The Committee shall determine whether the conditions of a Performance Grant have been met and, if so, shall ascertain the Actual Value of the Performance Grant. If the Performance Grant has no Actual Value, the Award and such Performance Grant shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grant has any Actual Value and:

(i) was not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grant earned by the Participant to be paid to him or his permitted assignee or Beneficiary; or

(ii) was awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grant, in which event no amount with respect thereto shall be paid to the Participant or his permitted assignee or Beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grant to the Participant or his permitted assignee or Beneficiary as provided below, in which event the Associated Award may be canceled or (C) to pay to the Participant or his Beneficiary, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

(e) Payment of any amount with respect to the Performance Grants that the Committee determines to pay as provided above shall be made by The Company as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion; provided, that no Participant may receive more than $5,000,000 in cash, Other Company Securities or property, or other forms of payment other than Common Shares, with respect to Performance Grants in any one fiscal year of the Company. Notwithstanding anything in this Section to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period, provided that the Committee shall not have the authority to accelerate the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1).

Section 10. Deferral of Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with the deferral of the Participant’s salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:

(a) forfeited to the Company or to other Participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company);

(b) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures; and/or

(c) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

Section 11. Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion, provided however, that any such deferral shall comply with the requirements of Code Section 409A. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

Section 12. Transferability of Awards. A Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee; and provided, further, that, unless otherwise permitted by the Code, any Incentive Stock Option granted pursuant to this Plan shall not be transferable other than by will, by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by Participant or by such Permitted Transferee.

Section 13. Amendment or Substitution of Awards under this Plan. The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder) if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided that no such amendment or modification shall adversely affect in a material manner any right of a Participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions that are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any affiliate, division or department thereof, on this Plan or on any Award under this Plan and provided, further, that the Committee shall not have the authority to accelerate the time or schedule of any payment in a manner which is not permitted under Code Section 409A, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1). The Committee may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan.

Section 14. Termination of a Participant. For all purposes under this Plan, the Committee shall determine whether a Participant has terminated employment with, or the performance of services for, the Company; provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, shall not be considered an interruption of employment or performance of services for any purpose under this Plan.

Section 15. Dilution and Other Adjustments. If any change in the outstanding Common Shares of the Company occurs by reason of any stock split of or stock dividend on the Common Shares, then the terms of any outstanding Awards shall be equitably adjusted. If any change in the outstanding Common Shares occurs by reason of any split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, sale by the Company of all of its assets, distribution to shareholders (other than a stock dividend or a normal cash dividend on the Common Shares), or other extraordinary or unusual event (other than a stock split of the Common Stock as provided above), then the Committee shall determine, in its discretion, to terminate all outstanding Awards immediately prior to the consummation of any such event, or make an equitable adjustment in the terms of any outstanding Award and/or the number of Common Shares available for Awards. Any such termination or adjustment made by the Committee and shall be final, conclusive and binding for all purposes of the Plan. Unless otherwise provided by the Committee, all outstanding Awards shall terminate immediately prior to the consummation of any dissolution or liquidation of the Company.

Section 16. Designation of Beneficiary by Participant. A Participant may name a beneficiary to receive any payment to which he may be entitled with respect to any Award under this Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion (a “Beneficiary”). The Committee reserves the right to review and approve Beneficiary designations. A Participant may change his Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant’s Beneficiary, such payment will be made to the legal representatives of the Participant’s estate, and the term “Beneficiary” as used in this Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any Beneficiary to receive a distribution under this Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee, the Designated Administrator (if any), and the members thereof, will have no further liability to anyone with respect to such amount.

Section 17. Financial Assistance. If the Committee determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of this Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes with respect thereto. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company or the maintenance by the Company of deposits with such bank or third party.

Section 18. Miscellaneous Provisions.

(a) Any proceeds from Awards shall constitute general funds of The Company

(b) No fractional shares may be delivered under an Award, but in lieu thereof a cash or other adjustment may be made as determined by the Committee in its discretion.

(c) No Eligible Person or other person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved.

(d) No Participant or other person shall have any right with respect to this Plan, the Common Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of this Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

(e) No Common Shares, Other Company Securities or property, other securities or property or other forms of payment shall be issued hereunder with respect to any Award unless counsel for The Company shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed.

(f) It is the intent of The Company that this Plan comply in all respects with Rule 16b-3 and Section 162(m) with respect to Awards granted to executive officers of The Company, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with Rule 16b-3 or Section 162(m), such provision shall be deemed null and void with respect to Awards granted to executive officers of The Company to the extent required to permit such Awards to comply with Rule 16b-3 and Section 162(m). It is also the intent of The Company that this Plan comply in all respects with the provisions of the Code providing favorable treatment to Incentive Stock Options, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with the Incentive Stock Option provisions of the Code, such provision shall be deemed null and void with respect to Incentive Stock Options granted to employees of the Company to the extent required to permit such Incentive Stock Options to receive favorable treatment under the Code.

It is the intent of The Company that this Plan comply in all respects with any applicable provisions of Code Section 409A with respect to Awards granted under this plan and any amendment or revision of such Awards, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with any applicable provisions of Code Section 409A such Plan provision shall be deemed null and void to the extent required to permit such Awards to comply with any applicable provisions of Code Section 409A. Specifically, the Committee shall not have the authority to accelerate the time or schedule of any payment in a manner which is not permitted under Code section 409A or the regulations issued thereunder, or to grant or amend any Award in any manner which would result in an inclusion of any amount in gross income under Code Section 409A(a)(1).

(g) The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of The Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Beneficiary or person entitled to act) pay to The Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, The Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof.

Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit an Eligible Person (or any Beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing The Company to withhold, or agreeing to surrender to The Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a Fair Market Value equal to the amount of such taxes).

(h) The expenses of this Plan shall be borne by the Company; provided, however, the Company may recover from a Participant or his Beneficiary, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant in breach of this Plan or any agreement evidencing such Participant’s Award.

(i) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(j) By accepting any Award or other benefit under this Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, the Committee or the Designated Administrator (if applicable).

(k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Common Shares issued pursuant hereto as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed.

(l) The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Colorado.

(m) Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(n) If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

(o) The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

(p) For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

Section 19. Plan Amendment or Suspension. This Plan may be amended or suspended in whole or in part at any time from time to time by the Board. No amendment of this Plan shall adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant’s written consent, except as permitted under Section 13.

Section 20. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating this Plan; or

(b) the tenth anniversary of the Effective Date; provided, however, that the Board may, prior to such date, extend the term of this Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options.

No termination of this Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under this Plan, except that subsequent to termination of this Plan, the Committee may make amendments or modifications permitted under Section 13.

Section 21. Effective Date. This Plan shall be effective, and Awards may be granted under this Plan, on or after the Effective Date.

APPENDIX A

The following terms shall have the meaning indicated:

(a) “Actual Value” has the meaning set forth in Section 9.

(b) “Associated Award” shall mean an Award granted concurrently or subsequently in conjunction with another Award.

(c) “Award” shall mean an award of rights to an Eligible Person under this Plan.

(d) “Award Period” has the meaning set forth in subsection 9(b).

(e) “Beneficiary” has the meaning set forth in Section 16.

(f) “Board” shall mean the board of directors of The Parent Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

(h) “Committee” shall mean the person or persons responsible for administering the Plan. The Board shall constitute the Committee until the Board appoints a Board Committee, after which time the Board Committee shall constitute the Committee, provided, however, that at any time the Board may designate itself as the Committee or designate itself to administer certain of the Committee’s authority under the Plan, including administering certain Awards under the Plan. The Board or the Board Committee may designate a Designated Administrator to constitute the Committee or to administer certain of the Committee’s authority under the Plan, including administering certain Awards under the Plan, subject to the right of the Board or the Board Committee, as applicable, to revoke its designation at any time and to make such designation on such terms and conditions as it may determine in its discretion. For purposes of this definition, the “Board Committee” shall mean a committee of the Board designated by the Board to administer this Plan. Except as otherwise determined by the Board, the Board Committee (i) shall be comprised of not fewer than two directors, (ii) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Board Committee consist of “nonemployee directors” (as defined in Rule 16b-3), (iii) shall meet any applicable requirements under Section 162(m), including any requirement that the Board Committee consist of “outside directors” (as defined in Treasury Regulation §1.162-27(e)(3)(i) or any successor regulation), and (iv) shall meet any applicable requirements of any stock exchange or other market quotation system on which Common Shares are listed. For purposes of this definition, the “Designated Administrator” shall mean a person or person designated by the Board or a Board Committee to act as a Designated Administrator pursuant to this Plan. Except as otherwise determined by the Board, a Designated Administrator shall only be appointed if Rule 16b-3 permits such appointment and the exercise of any authority without adversely affecting the ability of Awards to officers of The Company to comply with the conditions for Rule 16b-3 or Section 162(m). The resolutions of the Board or Board Committee designating the authority of the Designated Administrator shall (i) specify the total number of Common Shares subject to Awards that may be granted pursuant to this Plan by the Designated Administrator, (ii) may not authorize the Designated Administrator to designate him or herself as the recipient of any Awards pursuant to this Plan and (iii) shall otherwise comply with the requirements of applicable state law.

(i) “Company” shall mean The Parent Company and any parent, subsidiary or affiliate of The Parent Company.

(j) “Common Shares” shall mean shares of common stock, par value $0.001 per share, of The Parent Company and stock of any other class into which such shares may thereafter be changed.

(k) “Dividend Equivalents” shall mean an Associated Award of cash or other Awards with a Fair Market Value equal to the dividends which would have been paid on the Common Shares underlying an outstanding Award of Restricted Stock Units had such Common Shares been outstanding.

(l) “Effective Date” shall mean the date this plan is adopted by shareholders of The Parent Company or its predecessor.

(m) “Eligible Person(s)” shall mean those persons who are full or part-time employees of the Company or other individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company and consultants and independent contractors who perform services for the Company.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

(o) “Fair Market Value” shall mean such value rounded up to the nearest cent as required to be recorded on the books of the Company for financial accounting purposes pursuant to applicable law or, in the absence of such requirement, as determined by the Committee in accordance with applicable law.

(p) “Incentive Stock Option” shall mean a Stock Option that is an incentive stock option as defined in Section 422 of the Code. Incentive Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

(q) “Maximum Value” has the meaning set forth in subsection 9(a).

(r) “The Parent Company” shall mean The Parent Company, a Florida corporation.

(s) “Nonqualified Stock Option” shall mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

(t) “Other Company Securities” shall mean securities of the Company (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property) other than Common Shares.

(u) “Participant” shall mean an Eligible Person to whom an Award has been granted under this Plan.

(v) “Performance Grant” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

(w) “Permitted Transferee” means (i) any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, which persons include, as of the date of adoption of the Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, and (ii) Participants’ family members who acquire Awards from the Participant other than for value, through a gift or a domestic relations order and (iii) any trust established for the benefit of any person described in clause (i). For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the

Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights; nor (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.

(x) “Plan” shall mean this The Parent Company 2007 Long-Term Incentive Plan.

(y) “Purchased Option” shall mean a Stock Option that is sold to an Eligible Person at a price determined by the Committee. Purchased Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

(z) “Restricted Period” has the meaning set forth in subsection 8(b).

(aa) “Restricted Stock” shall mean an Award of Common Shares that are issued subject, in part, to the terms, conditions and restrictions described in Section 8.

(bb) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.

(cc) “Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

(dd) “Section 409A” shall mean §409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

(ee) “Stock Appreciation Right” shall mean an Award of a right to receive (without payment to The Company) cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7.

(ff) “Stock Option” shall mean an Award of a right to purchase Common Shares. The term Stock Option shall include Nonqualified Stock Options, Incentive Stock Options and Purchased Options.

(gg) “Ten Percent Employee” shall mean an employee of the Company who owns stock representing more than ten percent of the voting power of all classes of stock of The Company or any parent or subsidiary of The Company.

(hh) “Treasury Regulation” shall mean a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.